SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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March 23, 2020
To the Members of Southwest Iowa Renewable Energy, LLC:
The 2020 Annual Meeting of Members of our Company will be held on Friday, May 22, 2020, at 1:00 p.m. Central Daylight Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575. Lunch will be provided at the 2020 Annual Meeting and will be available starting at 12:30 p.m. Central Daylight Time.
Details of the business to be conducted at our 2020 Annual Meeting of Members are provided in the attached Notice of Annual Meeting of Members and Proxy Statement.
A Notice of Annual Meeting of Members along the Proxy Statement, proxy card and our 2019 Annual Report (the “Proxy Materials”)) will be mailed to our members on or about March 23, 2020, and the Proxy Materials have been posted on our website at www.sireethanol.com. We urge all members to review the Proxy Materials and vote over the internet, by telephone or by mailing a completed proxy card to the Company to ensure your vote is counted for the 2020 Annual Meeting of Members. For more detailed information regarding how to vote your units, please refer to the proxy card you received in the mail. If you attend the 2020 Annual Meeting of Members, you may nevertheless revoke your proxy and vote in person even though you previously mailed the proxy card or voted over the Internet or by telephone.
YOUR VOTE IS VERY IMPORTANT. Please use this opportunity to take part in the affairs of the Company. It is important that your units be represented at the meeting whether or not you are personally in attendance, and I urge you to review carefully the Proxy Statement and access the proxy card at our website, then sign, date and return it at your earliest convenience. I am thrilled to be a part of the Company and as your new President, I look forward to meeting with you and with our directors and officers, reporting our activities and discussing the Company’s business. I hope you will attend.
Very truly yours,

Michael D. Jerke President and General Manager

NOTICE OF 2020 ANNUAL MEETING OF MEMBERS
TO BE HELD ON MAY 22, 2020
To the Members of Southwest Iowa Renewable Energy, LLC:
NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Members (the “2020 Annual Meeting”) of Southwest Iowa Renewable Energy, LLC will be held on Friday, May 22, 2020, at 1:00 p.m. Central Daylight Time at the City of Treynor Community Center, 11 West Main Street, Treynor, Iowa 51575. Lunch will be provided at the 2020 Annual Meeting and will be available starting at 12:30 p.m. Central Daylight Time. The purposes of the meeting are to:
(1)	Elect two (2) Series A Directors to serve until the 2024 Annual Meeting of Members or until his or her successor shall be elected and qualified;
(2)
To vote on a proposal to amend and restate the Company’s Fourth Amended and Restated Operating Agreement (the “Current Operating Agreement”) to remove obsolete provisions relating to the Series B, Series C and Series U Units previously held by, or reserved for, Bunge North America, Inc. (“Bunge”) and ICM, Inc. (“ICM”);

(3)
To vote on a proposal to amend and restate Section 5.2 of the Current Operating Agreement to modify the provisions relating to the number of directors and terms of office to address the elimination of the director designation rights previously held by Bunge and ICM;

(4)	To vote on a proposal to amend and restate Section 7.4 of the Current Operating Agreement to conform to the new Internal Revenue Service rules on partnership audits;
(5)	Conduct an advisory vote on executive compensation;
(6)	Conduct an advisory vote on the frequency of holding future advisory votes on executive compensation; and
(7)	Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
Our Board of Directors has fixed the close of business on March 23, 2020 as the record date for determining the members entitled to notice of and to vote at the 2020 Annual Meeting and any adjournment or postponement thereof. Holders of our Series A Units are entitled to vote at the 2020 Annual Meeting on the basis of one vote for each unit held. Directions to the 2020 Annual Meeting location may be found at www.sireethanol.com.

Your vote is very important and our Board of Directors desires that all members be present or represented at the 2020 Annual Meeting. Whether or not you plan to attend the 2020 Annual Meeting, please submit your vote over the Internet, by telephone or complete, date, sign and return the proxy card included in the printed proxy materials mailed to you, at your earliest convenience so that your units may be voted. The proxy card must be signed by the registered holder of record of the units voted. If you choose to vote over the Internet or by telephone, please do so by referring to the proxy card for instructions. If your units are registered in the name of a broker or bank, please refer to the information forwarded by the broker or bank to determine if Internet or telephone voting is available to you. If you do attend the 2020 Annual Meeting, you retain the right to revoke your proxy and to vote in person even though you previously mailed the attached proxy card or voted over the Internet or by telephone.
By Order of the Board of Directors

Theodore V. Bauer, Secretary
Council Bluffs, Iowa
March 23, 2020

10868 189th Street, Council Bluffs, IA 51503
PROXY STATEMENT
FOR ANNUAL MEETING OF MEMBERS
TO BE HELD MAY 22, 2020
INFORMATION ABOUT THE MEETING, VOTING AND PROXIES
Date, Time and Place of Meeting
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company (the “Company,” “SIRE,” “we,” or “us”), of proxies to be voted at the Annual Meeting of Members to be held on May 22, 2020, or any adjournment or postponement thereof (the “2020 Annual Meeting”). A copy of our annual report to members on Form 10-K for the fiscal year ended September 30, 2019 (“Fiscal 2019”), which includes our financial statements for Fiscal 2019 (the “Annual Report”), has been made available to our members beginning on December 20, 2019. Beginning on or about March 23, 2020, we mailed this Proxy Statement, the accompanying proxy card and the Annual Report to our members. This Proxy Statement, the proxy card and the Annual Report are also available on our website at www.sireethanol.com.
Proxy Solicitation
The Company will bear the expense of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Internet Availability Notice, this Proxy Statement, the proxy card and any additional solicitation material that the Company may provide to members. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries, trustees, custodians or other nominees holding units in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. We will reimburse such brokerage firms, banks, fiduciaries, trustees, custodians or other nominees for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials and any other solicitation materials. The original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, officers and employees of the Company. No additional compensation will be paid to these individuals for any such services. The Company has retained Broadridge Financial Services, Inc. (“Broadridge”) to act as a proxy solicitor in conjunction with the 2020 Annual Meeting. The Company has agreed to pay Broadridge approximately $5,800 plus normal out-of-pocket expenses for such proxy solicitation services.
Purposes of the Annual Meeting
The purposes of the 2020 Annual Meeting are to:
(1)	Elect two (2) Series A Directors to serve until the 2024 Annual Meeting of Members or until his or her successor shall be elected and qualified;
(2)
To vote on a proposal to amend and restate the Company’s Fourth Amended and Restated Operating Agreement (the “Current Operating Agreement”) to remove obsolete provisions relating to the Series B, Series C and Series U Units previously held by, or reserved for, Bunge North America, Inc. (“Bunge”) and ICM, Inc. (“ICM”);

(3)
To vote on a proposal to amend and restate Section 5.2 of the Current Operating Agreement to modify the provisions relating to the number of directors and terms of office to address the elimination of the director designation rights previously held by Bunge and ICM;

(4)	To vote on a proposal to amend and restate Section 7.4 of the Current Operating Agreement to conform to the new Internal Revenue Service rules on partnership audits;
(5)	Conduct an advisory vote on executive compensation;
(6)	Conduct an advisory vote on the frequency of holding future advisory votes on executive compensation; and
(7)	Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
Board Voting Recommendations
Our Board unanimously recommends that the holders of our Series A Units (the “Series A Members”) vote on each of the proposals as follows:
•
FOR the election of each of the Series A Director nominees named under the section entitled “Proposal 1 - Election of Directors to Serve Until 2024.” Additional information on each of the director nominees is set forth under the section entitled “Proposal 1 - Election of Director to Serve Until 2024.”

•
FOR the proposal to amend the Current Operating Agreement as discussed under “Proposal 2 – Amendment and Restatement of Current Operating Agreement to Remove Obsolete Provisions.” Additional information on Proposal 2 is set forth under the section entitled “Proposal 2 – Amendment and Restatement of Current Operating Agreement to Remove Obsolete Provisions.”

•
FOR the proposal to amend the Current Operating Agreement as discussed under “Proposal 3 – Amendment and Restatement of Section 5.2 of the Current Operating Agreement.” Additional information on Proposal 3 is set forth under the section entitled “Proposal 3 – Amendment and Restatement of Section 5.2 of the Current Operating Agreement”

•
FOR the proposal to amend the Current Operating Agreement as discussed under “Proposal 4 – Amendment and Restatement of Section 7.4 of the Current Operating Agreement.” Additional information on Proposal 4 is set forth under the section entitled “Proposal 4 – Amendment and Restatement of Section 7.4 of the Current Operating Agreement.”

•	FOR the proposal regarding the advisory vote on executive compensation under the section entitled “Proposal 5 – Advisory Vote to Approve Executive Compensation.”
•
EVERY YEAR with respect to the advisory vote on the frequency of holding future advisory votes on executive compensation as discussed under the section entitled “Proposal 6 – Advisory Vote on the Frequency of Holding Future Votes on Executive Compensation.”

Record Date and Outstanding Units
The record date for holders of units entitled to notice of, and to vote at, the 2020 Annual Meeting is the close of business on March 23, 2020 (the “Record Date”). As of the Record Date, we had 8,975 Series A Units outstanding and entitled to vote at the 2020 Annual Meeting.
Proxy Voting
With respect to voting on each of the proposals, members are entitled to one vote, in person or by proxy, for each unit, regardless of class or series, held in the member’s name at the close of business on the Record Date. By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your units at the 2020 Annual Meeting in the manner you indicate. The proxies will vote your units in accordance with your instructions indicated on the proxy card you submit. If you submit a proxy card, but do not indicate your voting instructions, your units will be voted by the proxies as follows:
•	FOR the election of the Series A Director nominees listed under Proposal 1 in this Proxy Statement;
•	FOR the proposal to amend and restate the Current Operating Agreement as set forth under Proposal 2 in this Proxy Statement;

•	FOR the proposal to amend and restate the Current Operating Agreement as set forth under Proposal 3 in this Proxy Statement;
•	FOR the proposal to amend and restate the Current Operating Agreement as set forth under Proposal 4 in this Proxy Statement; and
•	FOR the approval, on an advisory basis, of our executive compensation as discussed under Proposal 5 in this Proxy Statement.
•	EVERY YEAR with respect to the advisory vote on the frequency of holding future advisory votes on executive compensation as discussed under Proposal 6 in this Proxy Statement.
As to any other business as may properly come before the 2020 Annual Meeting or any adjournment or postponement thereof, your units will be voted at the discretion of the proxies in a manner that they consider being in the best interests of the Company.
Voting by Mail, Internet or Telephone
As noted above, by signing and returning the proxy card, or voting via the Internet or telephone according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your units at the 2020 Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card or vote via the Internet or telephone even if you plan to attend the 2020 Annual Meeting. In this way your units will be voted even if you are unable to attend the meeting. If you attend the 2020 Annual Meeting, you may nevertheless revoke your proxy and vote in person even though you previously mailed the proxy card or voted over the Internet or by telephone. If your units are registered in the name of a broker or bank, please refer to the information forwarded by the broker or bank to determine if Internet or telephone voting is available to you.
Voting in Person at the Meeting
If you plan to attend the 2020 Annual Meeting and vote in person, we will provide you with a ballot at the meeting. If your units are registered directly in your name, you are considered the member of record and you have the right to vote in person at the 2020 Annual Meeting. If your units are held in the name of your brokerage firm, bank, fiduciary, trustee, custodian or other nominee, you are considered the beneficial owner of the units not the member of record. In that case, if you wish to vote at the 2020 Annual Meeting, you will need to bring with you to the meeting a legal proxy from your brokerage firm, bank, fiduciary, trustee, custodian or other nominee authorizing you to vote these units. If you attend the 2020 Annual Meeting, you may nevertheless revoke your proxy and vote in person even though you previously mailed the proxy card or voted over the Internet or by telephone.
Revocability of Proxies
A member who has submitted a proxy card or voted over the Internet or by telephone may revoke the proxy prior to its exercise at the 2020 Annual Meeting either by giving written notice of revocation to the Secretary of the Company or by providing a duly executed proxy card bearing a later date. Attendance in person at the 2020 Annual Meeting does not itself revoke a proxy; however, any member who attends the 2020 Annual Meeting may revoke a previously submitted proxy by voting in person. If you are the beneficial owner of your units and not the member of record, you will need to contact your brokerage firm, bank, fiduciary, trustee, custodian or other nominee to revoke any prior voting instructions.
Quorum
The presence, in person or by proxy, of the holders of at least twenty-five percent (25%) of the units outstanding and entitled to vote at the 2020 Annual Meeting is necessary to constitute a quorum. Because the proxy card states how the units will be voted in the absence of instructions by the member, executed proxy cards bearing no instructions by the member will be counted as present for quorum purposes and for the purpose of voting on each proposal presented at the 2020 Annual Meeting.
Treatment of Abstentions and Withhold Authority Votes
Abstentions and proxies or ballots marked to “withhold authority” will be counted for purposes of determining (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of units present in person or by proxy at the 2020 Annual Meeting with respect to each proposal.

Pursuant to Section 6.16 of our Current Operating Agreement, the affirmative vote of a majority of the voting interests represented at a meeting and entitled to vote on the matter constitutes the act of the members unless a greater or lesser proportion or amount is required under our Current Operating Agreement. As a result, proxies or ballots which are marked to “abstain” or “withhold authority” will be counted for purposes of voting for each proposal and will count as a vote against each proposal.
Voting Results
We will announce the preliminary voting results at the conclusion of the 2020 Annual Meeting. The final voting results will be tallied and published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days following the 2020 Annual Meeting.
UNIT OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table provides certain information as of March 23, 2020 with respect to the unit ownership of: (i) those persons or groups (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who beneficially own more than 5% of any series of units, (ii) each director of the Company, (iii) each Named Executive Officer of the Company (as defined in the “Summary Compensation Table” below) and (iv) all officers and directors of the Company as a group. The percentages in the table below are based on 8,975 Series A Units issued and outstanding as of March 23, 2020. Except as noted below, the persons listed below possess sole voting and investment power over their respective units. No family relationships exist among our directors and executive officers.
Title of Class	Name and Address of Beneficial Owner[1]	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Executive Officers:
Series A	Karol D. King	74 Units[2]	0.82%
Series A	Hubert M. Houser	54 Units[3]	0.60%
Series A	Theodore V. Bauer	52 Units[4]	0.58%
Series A	Michael K. Guttau	12 Units[5]	0.13%
Series A	Jill Euken	12 Units[6]	0.13%
—	Brian T. Cahill[7]	-0-	—
—	Michael D. Jerke[8]	-0-	—
—	Brett L. Frevert	-0-	—
	All Officers and Directors as a Group	204 Units	2.26%
1	The address for all of our directors, director nominees and executive officers is the address of the Company’s principal executive offices located at 10868 189th Street, Council Bluffs, Iowa 51503.
2	These Series A Units are owned jointly by Mr. King and his spouse.
3	These Series A Units are owned jointly by Mr. Houser and his spouse.
4	Includes 36 Series A Units owned jointly by Mr. Bauer and his spouse and 16 Series A Units owned by Mr. Bauer’s spouse for which Mr. Bauer disclaims beneficial ownership.
5	These Series A Units are owned jointly by Mr. Guttau and his spouse.
6	Ms. Euken's Series A Units are held in the Jill Euken Trust of which Ms. Euken serves as trustee.
7	Mr. Cahill served as President, Chief Executive Officer and General Manager until October 21, 2018.
8	Effective October 22, 2018, Mr. Jerke was appointed as President, Chief Executive Officer and General Manager of the Company.

PROPOSAL 1
ELECTION OF TWO SERIES A DIRECTORS TO SERVE UNTIL 2024
Two Series A Directors are to be elected at the 2020 Annual Meeting to serve until the 2024 Annual Meeting of Members or until his or her successor shall be elected and qualified.
The proxies named in the proxy card intend to vote FOR the election of the Series A Director nominees named below who will serve until the 2024 Annual Meeting of Members or until his or her successor shall be elected and qualified, unless instructions otherwise are properly indicated by the Series A Member on a member’s proxy card. If either nominee shall become unavailable for any reason, the proxies named in the proxy card are expected to consult with our Board in voting the units represented by them at the 2020 Annual Meeting. Our Board has no reason to doubt the availability of the nominees and no reason to believe the nominees will be unable or unwilling to serve the entire term for which election is sought.
The name of the Series A Director nominees, along with certain information concerning such nominee is set forth below under the section entitled “Series A Director Nominees to Serve Until 2024.”
Series A Director Nominees to Serve Until 2024
Theodore V. Bauer
The first Series A Director nominee to be elected at the 2020 Annual Meeting to serve a four-year term is Mr. Theodore V. Bauer, age 67. Mr. Bauer has been a Series A Director since 2005, Secretary and Treasurer of the Company since 2006, a member of the Audit Committee, the Nominating Committee and the Corporate Governance/Compensation Committee since 2007 and is currently serving as the Chair of the Corporate Governance/Compensation Committee.
Mr. Bauer has over 40 years of experience in the agricultural industry. He has been the owner and operator of a farming operation since 1977. Since 2012, Mr. Bauer has served as President of Lake Anita Farms LLC and manages farms in the area for absentee owners. He co-founded Templeton Rye Spirits LLC in 2005 and served as a Director from 2005-2007. He has been a Director of Iowa Quality Producers Alliance since 2003 and has served as Board Manager and Treasurer of America Green Gas LLC since 2013. From 2002 to 2007, Mr. Bauer served as Vice-President of West Central Iowa Rural Water. Mr. Bauer has an Ag Business degree from Iowa State University and is a graduate of the Texas A&M TEPAP program.
Mr. Bauer meets the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system). Mr. Bauer does not serve as a director of any other company having a class of securities registered under Section 12 of the Exchange Act, or subject to Section 15(d) of the Exchange Act, nor does he serve as a director of an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Mr. Bauer’s address is 10868 189th Street, Council Bluffs, Iowa 51503.
Jill Euken
The second Series A Director nominee to be elected at the 2020 Annual Meeting to serve a four-year term is Ms. Jill Euken, age 65. Ms. Euken was appointed to the Board effective December 13, 2019 to replace Mr. Andrew Bulloch and to serve until the 2020 Annual Meeting. Ms. Euken has been serving as a member of the Nominating Committee since December 13, 2019.
Ms. Euken currently serves on the Board of Directors for both Ag Ventures Alliance and the Iowa Quality Producers Alliance. Ms. Euken recently retired from a 39-year career at Iowa State University where for the past 15 years she served as Deputy Director of the Bioeconomy Institute leading new program development, industrial collaborations and outreach programs for the Institute. Previous assignments for ISU include leading the development of the Wallace Foundation for Rural Research and Development, a 23-county rural development group in southwest Iowa, and the formation of the Iowa Quality Producers Alliance in southwest Iowa. Ms. Euken and her husband own and operate a Century Farm south of Atlantic, Iowa, where they produce corn, soybeans, alfalfa, and cattle.
Ms. Euken meets the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system). Ms. Euken does not serve as a director of any other company having a class of securities registered under Section 12 of the Exchange Act, or subject to Section 15(d) of the Exchange Act, nor does she serve as a director of an investment company registered under the Investment Company Act. Ms. Euken’s address is 10868 189th Street, Council Bluffs, Iowa 51503.

Additional information regarding our Board and our Series A Directors is set forth below under the section entitled “Board of Directors and Corporate Governance.”
Vote Required
Series A Members may not vote for more than the two Series A Director nominees above. To be elected a Series A Director, the nominee must receive the favorable vote of the majority of Series A Units entitled to vote and represented in person or by proxy at the 2020 Annual Meeting. Because the affirmative vote of a majority of units entitled to vote on the matter and represented in person or by proxy is required to approve Proposal 1, proxies or ballots marked to “withhold authority” will be have the legal effect of a vote against this proposal.
OUR BOARD RECOMMENDS THAT THE SERIES A MEMBERS VOTE “FOR” THE ELECTION OF EACH OF THE SERIES A DIRECTOR NOMINEES IDENTIFIED ABOVE AS A SERIES A DIRECTOR FOR A FOUR-YEAR TERM.

PROPOSALS 2, 3 AND 4
AMENDMENT AND RESTATEMENT OF THE CURRENT OPERATING AGREEMENT
General
The Board is proposing to amend and restate the Company’s Current Operating Agreement to:
•
Remove obsolete provisions setting forth the rights and preferences of specific series of units related to Series B, Series C and Series U Units previously held by Bunge North America, Inc. (“Bunge”) and ICM, Inc. (“ICM”) which units are no longer issued and outstanding (Proposal 2),

•
Amend and restate Section 5.2 of the Current Operating Agreement to modify the provisions relating to the number of directors and terms of office in response to the elimination of the provisions providing for director designation rights previously held by Bunge and ICM (Proposal 3); and

•	Amend and restate Section 7.4 of the Current Operating Agreement to conform to the new Internal Revenue Service rules on partnership audits (“Proposal 4).
The Board approved the proposed Fifth Amended and Restated Operating Agreement (the “Proposed Restated Operating Agreement”) and recommends approval and adoption of Proposals 2, 3 and 4 by the Series A Members. For convenience, Annex A hereto is a blacklined version of the Current Operating Agreement marked to show the proposed changes discussed further under and set forth in, Proposals 2, 3 and 4. A copy of the Current Operating Agreement is available on the Company’s website at www.sireethanol.com in the “Investor Relations” section and as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on March 26, 2014.
If Proposals 2, 3 and 4 are approved, the Proposed Restated Operating Agreement will be effective as of the date of the 2020 Annual Meeting and will be posted to our website at www.sireethanol.com in the Investor Relations section promptly after approval at the 2020 Annual Meeting.
If any of Proposals 2, 3 and 4 are not approved, the Proposed Restated Operating Agreement would be modified to remove the provisions relating to the proposals that were not adopted, and to replace such provisions with the corresponding provisions from the Current Operating Agreement.
The changes that would be effected by the Proposed Restated Operating Agreement are separated below into Proposals 2, 3 and 4 to allow members to focus on each change. The proposals regarding changes to the Current Operating Agreement are discussed in further detail in the individual proposals set out below. The following general description of the proposed amendments and the effect of Proposals 2, 3 and 4 on the Current Operating Agreement is qualified in its entirety by reference to the text of the Proposed Restated Operating Agreement.

PROPOSAL 3
Amend and Restate the Current Operating Agreement to Remove Obsolete Provisions
The Current Operating Agreement includes multiple provisions relating to Series B Units previously held by Bunge North America, Inc., and Series C Units previously held by ICM which units were issued in connection with the original investments of Bunge and ICM in the Company. As of September 30, 2019, Bunge held 3,334 Series B Units and ICM held 1,000 Series C Units and 18 Series A Units. On November 15, 2019, the Company repurchased all of the outstanding Series C Units held by ICM as well as the 18 Series A Units held by ICM. On December 31, 2019, the Company then repurchased all of the Series B Units held by Bunge. As a result of such repurchase transactions, there are no longer any Series B Units or Series C Units issued or outstanding and therefore, the specific provisions set forth in the Current Operating Agreement relating to the rights, preferences and privileges of the Series B Units and Series C Units are no longer necessary.
In addition, the Current Operating Agreement includes multiple provisions relating to Series U Units which were authorized in connection with the issuance of subordinated debt to Bunge which was convertible into Series U Units under certain circumstances; however, Bunge never converted such debt into the Series U Units and all such subordinated debt has been repaid by the Company. Therefore, no Series U Units were ever issued and the provisions relating to the Series U Units are no longer necessary.
As is typical for substantial investments by institutional investors like Bunge and ICM, each of the Series B, Series C and Series U Units were accorded special rights, preferences and privileges throughout the Current Operating Agreement, including, without limitation, the right to designate directors and to approve certain corporate transactions. Because the Company no longer has any Series B, Series C or Series U Units issued and outstanding, the Board has determined that it is in the best interest of our members to amend and restate the Current Operating Agreement to remove the obsolete provisions relating to the Series B, Series C and Series C Units and their related rights, preferences and privileges.
The following table summarizes the proposed amendments to the Current Operating Agreement which would occur if Proposal 2 is approved. For convenience, we have set forth in Annex A a blacklined version of the Current Operating Agreement marked to show the proposed changes set forth in Proposal 2 and summarized in the table below.
CURRENT OPERATING AGREEMENT SECTION	SUMMARY OF PROPOSED AMENDMENT
Section 1.10 (Definitions)
Removes the definitions set forth in Sections 1.10(nn), (oo), (pp) (qq), (ss), (tt) and (uu) which are definitions relating to the designation of specific series directors and to the Series B, Series C and Series U Units.

Section 5.3 (Election of Directors)	•	Removes in their entirety subsections (a), (b) and (c) which relate to the right of holders of Series B, Series C and Series U Units to designate a specific number of directors to serve on the Board.
•
Modifies subsection (d) to remove references to Series A Directors and to delete historical language relating to the establishment of four-year terms for the initial Series A Directors serving as of the formation of the Company in 2005.

•
Deletes all references to Series A, Series B, Series C and Series U Directors and instead simply refers to Directors as the Proposed Restated Operating Agreement contemplates the election of all directors by the holders of Series A Units.

•
Deletes the last sentence of Section 5.3(e) requiring approval of amendments to Section 5.3 by holders of a majority of the Series A Units. This provision was included in the Current Operating Agreement to protect against amendments to this Section by members holding Series B, Series C and Series U Units. Removal of this sentence will result in amendments to Section 5.3 being governed by the approval requirements set forth in Section 8.1 which will apply to amendments of all other provisions of the

CURRENT OPERATING AGREEMENT SECTION	SUMMARY OF PROPOSED AMENDMENT

Proposed Restated Operating Agreement. Section 8.1 under both the Current Operating Agreement and the Proposed Restated Operating Agreement requires approval of amendments by the affirmative vote of a majority of the membership voting interests at a member meeting at which a quorum of the members is present.

Section 5.6 (Restrictions on Authority of Directors)
Removes in their entirety subsections (c), (d) and (e) which set out specific company actions that the Board may not take without approval of all members of the Series B, Series C or Series U Units, respectively.

Section 5.13 (Removal of Directors)	Removes references to Series of Units and the right of a specific member to remove a director that it had the right to designate and elect to the Board.
Section 5.14 (Vacancies)
Removes references to Series of Units in connection with the right of the remaining directors to appoint directors to fill vacancies and removes references to unilateral right of a specific member to appoint a designated director to fill a vacancy in a designated director position.

Section 5.16 (Committees)	Eliminates the requirement that the Series U Director serve on each of the committees formed by the Board.
Section 6.1 (Membership Units)
Removes in their entirety subsections (b), (c), (d), (e), (f) and (g) which relate to the establishment of the Series B, Series C and Series U Units and the rights and obligations of such series of units including special unit transfer rights.

Section 6.4 (Additional Members)	Removes references to Sections 5.6(c) and 5.6(e) which limited the ability of the Board to take certain actions without the prior approval of the holders of Series B and/or Series U Units.
Section 6.5 (Members’ Voting Rights)	Removes references to the voting rights of the holders of Series B, Series C and Series U Units.
Section 6.21 (Actions Without a Meeting by Members Holding Series B Units)	Deletes Section 6.21 in its entirety as it relates to approval of certain actions by the holder of Series B Units by written consent.
Section 6.22 (Actions Without a Meeting by Members Holding Series U Units)	Deletes Section 6.22 in its entirety as it relates to approval of certain actions by the holder of Series U Units by written consent.
Section 7.1 (Accounting; Books and Records; Audit Rights)	Deletes the last two sentences of this section providing holders of Series B and Series U Units special rights to audit the books and records of the Company.
Section 8.1 (Amendments)
Removes references to Sections 5.6(c), 5.6(d) and 5.6(e) which limited the ability of the Board to take certain actions without the prior approval of the holders of Series B, Series C and/or Series U Units.

Section 9.7 (Unit Transfer Policy)	Removes references to Sections 5.6(c) and 5.6(e) which limited the ability of the Board to take certain actions without the prior approval of the holders of Series B and/or Series U Units.
Section 9.10 (Admission of Substitute Members)	Removes references to Sections 5.6(c) and 5.6(e) which limited the ability of the Board to take certain actions without the prior approval of the holders of Series B and/or Series U Units.
Section 9.11 (Preemptive Rights of Series B Unit Holders)	Deletes Section 9.11 in its entirety which granted holders of Series B Units preemptive rights in connection with the issuance of new securities by the Company.

CURRENT OPERATING AGREEMENT SECTION	SUMMARY OF PROPOSED AMENDMENT
Section 9.12 (Preemptive Rights of Series U Unit Holders)	Deletes Section 9.12 in its entirety which granted holders of Series U Units preemptive rights in connection with the issuance of new securities by the Company.
Exhibit A (Membership List)	Deletes references to Series B, Series C and Series U Units from the form of Membership List set forth on Exhibit A.
Vote Required
Pursuant to Section 5.3(e) of the Current Operating Agreement, approval of the amendment and restatement of Section 5.3 of our Current Operating Agreement requires the affirmative vote of a majority of the Members holding Series A Units. Although the approval of the amendments proposed above relating to all of the impacted sections of our Current Operating Agreement other than Section 5.3 requires a lesser approval threshold, we have elected to require the greater approval for all of the amendments set forth in this Proposal 2. Therefore, the affirmative vote of a majority of the total number of Series A Units outstanding is required to approve all of the amendments to the Current Operating Agreement set forth in this Proposal 2.
Because we need the affirmative vote of a majority of the outstanding Series A Units entitled to vote at this 2020 Annual Meeting, abstentions and broker non-votes will have the effect of a vote AGAINST the proposal. If you mark contradictory choices on your proxy card (i.e. you vote both for and against Proposal 2), your vote will have the effect of a vote AGAINST Proposal 2. If you fail to mark a vote on your proxy card, the proxies solicited by the Board will be voted FOR Proposal 2.
OUR BOARD RECOMMENDS THAT THE MEMBERS VOTE “FOR” THE APPROVAL OF THE AMENDMENTS AND RESTATEMENTS OF THE PROVISIONS OF OUR CURRENT OPERATING AGREEMENT AS SET FORTH IN THIS PROPOSAL 2.

PROPOSAL 3
Amend and Restate Section 5.2 of the Current Operating Agreement
Section 5.2 of our Current Operating Agreement fixes the number of directors at seven (7) members. As discussed in Proposal 2 above, under the Current Operating Agreement, holders of Series B, Series C and Series U Units have the right to designate directors to our Board. In connection with the repurchase of all of the outstanding Series B and Series C Units and the removal of the obsolete provisions proposed in Proposal 2, the Board has determined it is in the best interest of our members to amend and restate Section 5.2 to establish a range of directors to serve on our Board to be no less than five (5) and no more than seven (7) directors with the exact number within such range to be determined by a majority of the directors.
Our directors believe that a range of not less than five (5) nor more than seven (7) is appropriate for the Company and that the establishment of a range is more consistent with the size of boards of directors of other similarly-sized companies within the renewable fuels industry with similar capital structures. Our directors also believe that the directors should have the flexibility to establish the number of directors within the prescribed range approved by the members in order to more efficiently and cost-effectively make changes as necessary to address the changing corporate governance needs of the Company.
In addition, the proposed amended and restated Section 5.2 incorporates provisions addressing the term of office, the division of the directors into classes and the rights of the directors in the event that the number of directors is increased or decreased within the prescribed range. Board members previously designated by the Series A Unit holders had four year terms. Four year terms will be continued under the proposed amendment and restatement of Section 5.2, with four classes of Board members, with each class to be as nearly equal in number as possible. Many of these concepts are included in Section 5.3 of our Current Operating Agreement; however, such provisions are tied to special director designation rights held by the Series B, Series C and Series U Units and/or include historic language relating to the establishment of four year terms for the initial directors serving as of the formation of the Company in 2005. Our Board has determined it is in the best interest of our members to modernize these provisions and include provisions addressing the number and term of office in a new amended and restated Section 5.2.
Our Board therefore proposes to amend and restate Section 5.2 of the Current Operating Agreement as set forth below. Language that is in bold and underlined is the language that our Board proposes to add to Section 5.2 and the language with the strikethrough our Board proposes to remove from Section 5.2. For convenience, we have included here the proposed changes set forth below which are also included in the blacklined version of the Current Operating Agreement attached as Annex A.
5.2 Number of Directors; Term of Office.
(a) The number of Directors shall not be ~~fixed at~~ less than five (5) nor more than seven (7), with the exact number within such range to be determined and established from time to time by a majority vote of the Directors.
(b) The Directors shall be divided into four classes based on their term of office, with the number of Directors in each such class to be determined by the Directors, but with each class to be as nearly equal in number as possible. Each Director shall serve a term of four (4) years. If at any time the number of Directors is changed, the terms shall be adjusted, as necessary. The term of each of the individuals serving in one class of the Directors shall expire each year at the annual meeting of the Members for that year, and each individual elected by the holders of Series A Units to succeed that class of the Directors shall be elected to serve until the fourth annual meeting of the Members which follows the annual meeting at which such individual was elected and until his or her successor shall have been elected, or until his or her death or resignation or removal in accordance with the terms of this Agreement.
(c) In the event of an increase in the number of Directors, the Directors shall designate the class of the Directors to which such additional position shall be assigned, but with each class to be as nearly equal in number as possible following such increase in the number of the Directors. An individual elected by the Directors to fill an increase in the number of Directors shall continue to serve as a Director only until the next annual meeting of the Members at which time the holders of Series A Units shall elect an individual to such Director position, who shall serve for the remainder of the unexpired term of such Director position and until his or her successor shall have been elected or until his or her death or resignation or removal in accordance with the terms of this Agreement.

(d) Any vacancy occurring in any Director position, for whatever reason, shall be filled in the manner provided in Section 5.14.
(e) In the event of a decrease in the number of Directors, the Directors shall designate the class of Directors from which such decrease shall occur, but with each class to be as nearly equal in number as possible following such decrease in the number of Directors. No decrease in the number of Directors shall have the effect of terminating or shortening the term of any then incumbent Director.
Vote Required
Pursuant to Section 8.1 of our Current Operating Agreement, approval of the amendment and restatement of Section 5.2 our Current Operating Agreement requires the affirmative vote of a majority of the membership voting interests represented at a member meeting at which a quorum is present. Therefore, if a quorum is present, the affirmative vote of members owning a majority of the units represented at this 2020 Annual Meeting (in person or by proxy) and entitled to vote on the matter will be required to approve Proposal 3. If you mark contradictory choices on your proxy card (i.e. you vote both for and against Proposal 3), your vote will have the effect of a vote AGAINST Proposal 3. Abstentions and broker non-votes will be included in the determination of whether a quorum is present; however, abstentions and broker non-votes will be counted as a vote AGAINST Proposal 3. If you fail to mark a vote on your proxy card, the proxies solicited by the Board will be voted FOR Proposal 3.
OUR BOARD RECOMMENDS THAT THE MEMBERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF SECTION 5.2 OF OUR CURRENT OPERATING AGREEMENT AS SET FORTH IN THIS PROPOSAL 3.

PROPOSAL 4
Amend and Restate Section 7.4 of the Current Operating Agreement
Through the enactment of new partnership audit rules (the “Rules”), which became effective for taxable years beginning on or after January 1, 2018, Congress fundamentally changed how tax related to partnerships is assessed and collected upon audit. Due to these new Rules which are described in more detail below, our legal and tax advisors have recommended that the Company amend its Current Operating Agreement.
Prior Partnership Tax Audit Rules
For income tax years of a partnership (including limited liability companies that are taxed as partnerships) beginning prior to January 1, 2018, partnership tax audits were generally conducted at the entity level, but any tax deficiencies were paid by the persons who were partners of the partnership in the tax year under audit. Neither current partners in the partnership who were not partners in the tax year under audit nor the partnership itself owed tax resulting from an audit adjustment.
Partnerships designated one of the partners to act as “tax matters partner,” but the other partners were required to receive notice of an audit and had a unilateral right to individually challenge the IRS’s position in litigation.
New Partnership Tax Audit Rules
The primary purpose of the new Rules is to assist the IRS with auditing tax partnerships. This purpose is accomplished through two mechanisms. First, the Rules eliminated the “tax matters partner” and created a new role called the “partnership representative.” The partnership representative has the sole authority act on behalf of and to bind the Company and the partners in federal, partnership-related tax matters. The Company must designate a partnership representative each year on its tax return and if the representative is an entity, an individual must be appointed to communicate with the IRS.
In addition to creating the partnership representative role, the Rules change how tax partnerships are assessed tax. The default position under these Rules is that on audit the Company itself, not its owners, will be liable for any U.S. federal income tax determined and adjusted. Tax deficiencies are paid by the partnership in the year in which the audit concludes. This impacts which owners are subject to the economic cost of the audit adjustments. If there are any changes in the identity of the members (new members are admitted, former members dispose of their units, etc.) between the year under audit and the year in which the audit concludes (which could be three or more years after the end of the year under audit), the current members may bear the economic burden for tax liabilities of prior members.
The Rules do provide several elections and procedural methods to avoid the income tax being assessed against a partnership thereby permitting the income tax adjustments (and any resulting income tax) to be allocated and paid at the owner level. However, these elections and methods are complicated and may require detailed records relating to the ownership of the Company’s units in a given year, information regarding certain tax attributes of such owners as well as the potential enforcement of contractual obligations against former owners. Moreover, the cost savings to any one member will not be significant, when weighed against the cost necessary to undertake tracking and enforcement.
Under the recommended changes, tax liability would be assessed and paid at the Company level.
Based on the recommendation of the Company’s tax and legal advisors, our Board therefore proposes to amend and restate Section 7.4 of the Current Operating Agreement as set forth below. Language that is in bold and underlined is the language that our Board proposes to add to Section 7.4 and the language with the strikethrough our Board proposes to remove from Section 7.4. For convenience, we have included here the proposed changes set forth below which are also included in the blacklined version of the Current Operating Agreement attached as Annex A.
7.4 ~~Tax Matters~~Tax Returns; Partnership Representative.
(a) Tax Returns. The ~~Directors~~ Company shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local and foreign tax purposes as the ~~Directors~~ Company shall determine appropriate and shall have the right and authority to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. ~~The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. The Tax Matters Member shall receive no compensation for its services. All third-party costs and expenses incurred by the Tax Matters Member in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company. Nothing herein shall be construed to restrict the Company from engaging an accounting firm to assist the Tax Matters Member in discharging its duties hereunder. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year, but not later than three (3) months after the end of each Fiscal Year.~~
(b) Tax Matters Partner. For all tax years prior to the tax year for which the Partnership Adjustment Procedures (as hereinafter defined) are first applicable to the Company, the Directors shall designate a Person as the “Tax Matters Member” of the Company in accordance with Section 6231(a)(7) of the Code (prior to amendment by the Budget Act (as hereinafter defined) and any regulations issued thereunder. “Partnership Adjustment Procedures” means Code sections 6221 through 6241, as amended by the Bipartisan Budget Act of 2015 (the “Budget Act”), including any other Code provisions with respect to the same subject matter and any Treasury Regulations promulgated or proposed under any such sections and any administrative guidance with respect thereto. The Tax Matters Partner has the right and obligation to perform all actions authorized and required, respectively, by statute or regulation. The Directors shall have the authority to designate, remove and replace the Tax Matters Member.
(c) Partnership Representative. If, and to the extent that, provisions of the Budget Act apply to any audit of any income Tax Return of the Company (“Affected Tax Return”), then the following provisions shall apply:
(i)
Designation of Partnership Representative. The Company (or its designee) shall be the “partnership representative” (the “Partnership Representative”) in connection with any audit of such Affected Tax Return and shall serve as Partnership Representative pursuant to the terms of this Agreement and the Partnership Adjustment Procedures that apply to audits conducted pursuant to the Budget Act including notifying the IRS of its designation as such, as may be necessary or appropriate under the Budget Act.

(ii)
Authority of the Partnership Representative. To the maximum extent permitted under the Partnership Adjustment Procedures, the Partnership Representative shall have the exclusive right to control all income Tax issues relating to an Affected Tax Return, including, by way of illustration and not in limitation, the power and authority without the Consent of any Unit Holder to:

(A)	enter into any agreement with the IRS to extend the period for assessing any Tax that is attributable to any item that may be the subject of an audit of an Affected Tax Return;
(B)	settle any audit of an Affected Tax Return with the IRS concerning the adjustment of any Company item;
(C)	commence or settle any Tax court case or other judicial or administrative proceeding with respect to any Affected Tax Return; or
(D)	elect to have the provisions of the Budget Act apply to any Tax Return of the Company for any Tax year that commences prior to 2018.
(iii)
Liability to be Paid at the Company Level. Any tax liability determined pursuant to an audit of an Affected Tax Return shall be paid at the Company level. Notwithstanding any provision in this section to the contrary, to the extent permitted by the Partnership Adjustment Procedures, with respect to any taxable year of the Company subject to the Partnership Adjustment Procedures, a Partnership Representative shall not take any of the following actions:

(A)	Make an election to opt out of the application of the Partnership Adjustment Procedures under Code Section 6221; or
(B)	Make an election under Code Section 6226(a) to push out a tax liability; or

(C)	Request any modification to an imputed underpayment under Code Section 6225 without prior approval of the Directors.
(iv)
Notices, Consent and Failure to Obtain Consent. The Partnership Representative shall keep the Unit Holders advised of any dispute the Company may have with any federal, state or local taxing authority.

(d) Indemnification of Tax Matters Member and Partnership Representative. The Company and the Unit Holders specifically acknowledge, without limiting the general applicability of this Section, that the Partnership Representative, or the designated individual, if any, shall not be liable, responsible or accountable in damages or otherwise to the Company or any Member with respect to any action taken by him in this capacity and shall indemnify the Tax Matters Partner, the Partnership Representative and the designated individual against any liabilities arising out of such service, as long as the Partnership Representative or the designated individual, as applicable, did not act in bad faith or gross negligence. All out of pocket expenses incurred by the Partnership Representative or the designated individual in this capacity shall be considered expenses of the Company for which the Partnership Representative, or the designated individual shall be entitled to full reimbursement.
Vote Required
Pursuant to Section 8.1 of our Current Operating Agreement, approval of the amendment and restatement of Section 7.4 of our Current Operating Agreement requires the affirmative vote of a majority of the membership voting interests represented at a member meeting at which a quorum is present. Therefore, if a quorum is present, the affirmative vote of members owning a majority of the units represented at this 2020 Annual Meeting (in person or by proxy) and entitled to vote on the matter will be required to approve Proposal 4. If you mark contradictory choices on your proxy card (i.e. you vote both for and against Proposal 4), your vote will have the effect of a vote AGAINST Proposal 4. Abstentions and broker non-votes will be included in the determination of whether a quorum is present; however, abstentions and broker non-votes will be counted as a vote AGAINST Proposal 4. If you fail to mark a vote on your proxy card, the proxies solicited by the Board will be voted FOR Proposal 4.
OUR BOARD RECOMMENDS THAT THE MEMBERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF SECTION 7.4 OF OUR CURRENT OPERATING AGREEMENT AS SET FORTH IN THIS PROPOSAL 4.

PROPOSAL 5
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are providing our members with the opportunity to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
As described more fully in the “Executive Compensation” section of this Proxy Statement, our compensation policies are designed to align our executives' compensation with both our business objectives and the interests of our members. We also seek to provide compensation policies that attract, motivate and retain key executives who are critical to our success. A significant portion of the compensation we provide to our executives is directly related to our financial performance and member value.
We urge our members to read the “Executive Compensation” section of this Proxy Statement for a more thorough discussion of our compensation philosophy, including the design and objectives of our elements of compensation. We also recommend that our members review the application of our compensation philosophy and the elements of compensation provided to each Named Executive Officer as reflected in the discussion and tables included in the “Executive Compensation” section of this Proxy Statement.
We believe that our compensation policies and procedures are reasonable based on the size and complexity of our Company and its operations, that our executive compensation policies are designed appropriately to incentivize the achievement of financial goals that have benefited our Company and that such policies and procedures are functioning as intended to produce long-term value for our members. Accordingly, we are asking our members to approve the overall application of our compensation policies to our Named Executive Officers through this advisory vote. The vote on this resolution is not intended to address any specific element of compensation, but rather the overall compensation of our Named Executive Officers and the policies and procedures described in this Proxy Statement.
For the reasons stated above, our Board recommends that members vote FOR the following advisory resolution at our 2020 Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Proxy Statement for our 2020 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion, is hereby APPROVED.”
Advisory Vote
As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our Named Executive Officers, or otherwise. However, the Corporate Governance / Compensation Committee and our Board value the input of the Company’s members and therefore expect to take into account the outcome of this member advisory vote when considering future executive compensation decisions.
Vote Required
The affirmative vote of a majority of the units represented at the 2020 Annual Meeting in person or by proxy and entitled to vote on the matter is required for the approval of the proposal. Because a majority of units entitled to vote on the matter and represented in person or by proxy is required to approve Proposal 5, abstentions will have the legal effect of a vote against this proposal.
OUR BOARD RECOMMENDS THAT THE MEMBERS VOTE “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 6
CONDUCT AN ADVISORY VOTE ON FREQUENCY OF HOLDING FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are asking our members to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 5 above should occur every year, every two years or every three years.
In accordance with the recommendation of our directors and the advisory vote of our Members at the 2014 Annual Meeting of Members, we have been holding advisory votes on executive compensation every year. After careful consideration, our Board has determined that holding an advisory vote on executive compensation every year continues to be the most appropriate policy for the Company at this time, and recommends that Members vote for future advisory votes on executive compensation to occur annually (every year). Our Board believes that an annual approach provides regular input by our Members on the Company’s pay-for-performance compensation programs.
Advisory Vote
As this is an advisory vote, the outcome of the vote is not binding on us. The Corporate Governance / Compensation Committee and our Board will carefully consider the outcome of the vote when making decisions regarding the frequency of future advisory votes on executive compensation. However, because this is an advisory vote, the Corporate Governance / Compensation Committee and our Board may in the future decide to conduct advisory votes on a more or less frequent basis than the alternative selected by our Members based on factors such as discussions with members and the adoption of material changes to our compensation programs
Vote Required
The affirmative vote of a majority of the units represented at the 2020 Annual Meeting in person or by proxy and entitled to vote on the matter is required for the approval of the proposal. Because a majority of units entitled to vote on the matter and represented in person or by proxy is required to approve Proposal 6, abstentions will have the legal effect of a vote against this proposal.
OUR BOARD RECOMMENDS THAT THE MEMBERS VOTE FOR HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSDATION EVERY YEAR.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Leadership Structure
We are managed by a Chief Executive Officer who is separate from the Chairman of the Board. During Fiscal 2019, Karol D. King served as our Chairman of the Board. During Fiscal 2019, Mr. Cahill served as our Chief Executive Officer until October 21, 2018 and effective October 22, 2018, Michael D. Jerke commenced serving as our Chief Executive Officer.
We have determined that the current separation of the two roles allows our Chief Executive Officer to manage our day-to-day operations while allowing our Chairman to focus on leading our Board in its duty to act in the best interest of the Company and its members. We believe this leadership structure allows our Board to best focus on its oversight role and provide us a perspective that is independent from that of our management. Our Current Operating Agreement provides that our Board will appoint someone other than the Chairman of the Board as our President; however, our Board reserves the right to determine the appropriate leadership structure from time to time.
Board Role in Risk Oversight
Although management is responsible for the day-to-day management of risks to the Company, our Board provides broad oversight of the Company’s risk management programs. In this oversight role, our Board is responsible for satisfying itself that the risk management processes designed and implemented by the Company’s management are functioning and that the systems and processes in place will bring to its attention the material risks facing the Company in order for our Board to effectively oversee the management of these risks. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of our full Board in the risk oversight process allows our Board to assess management’s appetite for risk and also to determine what constitutes an appropriate level of risk for the Company. Our Board regularly includes agenda items at its meetings relating to its risk oversight role and meets with various members of management on a range of topics, including corporate governance and regulatory obligations, operations and significant transactions, business continuity planning, succession planning, risk management, insurance, network security and cybersecurity threats, pending and threatened litigation and significant commercial disputes.
While our Board provides broad oversight of the Company’s risk management processes, various committees of the Board oversee risk management in their respective areas and regularly report on their activities to our entire Board. Principally, the Risk Management Committee assists our Board in identifying and quantifying methods of mitigating or eliminating risk, primarily those relating to commodity prices. In addition, the Audit Committee focuses on assessing and mitigating financial risk, including internal controls, and receives an annual risk assessment report from the Company’s independent auditors. The Corporate Governance/Compensation Committee also strives to create compensation incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure provides appropriate checks and balances against undue risk taking.
Directors
The number of directors serving on our Board is currently fixed at seven (7) directors. In accordance with Current Operating Agreement, our Series A Directors are nominated by our Board, following consideration and recommendation by our Board’s Nominating Committee, and then elected by our Series A Members. During the Fiscal 2019, we had four Series A Directors as well as two Series B Directors appointed by Bunge and one Series C Director appointed by ICM in accordance with the terms of our Current Operating Agreement.
On November 15, 2019, we repurchased all of the Series A and Series C Units held by ICM and therefore, effective November 15, 2019 the Series C Director resigned and the right of ICM to a Series C Director terminated accordingly. On December 31, 2019, we repurchased all of the Series B Units held by Bunge and therefore, effective December 31, 2019, the Series B Directors resigned and the right of Bunge to designate Series B Directors terminated accordingly. Pursuant to our Current Operating Agreement, any director positions not elected by members holding Series B or Series C Units, are elected by our Series A Members and thus become Series A Directors. Effective

December 13, 2019, in accordance with the terms of our Current Operating Agreement, our Board appointed Jill Euken to replace the Series C Director that resigned on November 15, 2019 to serve until the 2020 Annual Meeting. As of the date of this Proxy Statement, our Board has two (2) vacancies resulting from the resignations of the Series B Directors appointed by Bunge in connection with the Company’s repurchase of all of the Series B Units held by Bunge effective December 31, 2019.
The chart below lists the directors whose terms continue after the 2020 Annual Meeting and also includes the Series A Director nominees, Mr. Bauer and Ms. Euken. The directors listed in the table below under the “Independent Directors” section meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system) (“Independent Directors”). The address for all directors is 10868 189th Street, Council Bluffs, Iowa 51503. None of the directors listed below currently serve on the board of directors of any other company having a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, nor do any of our directors serve as directors of an investment company registered under the Investment Company Act.
Series A Directors
Name and Age	Position(s) Held with the Company	Current Director Term Expires	Principal Occupation(s) During Past 5 Years
Karol D. King, 72	Series A Director and Chairman	2021	•	Director of the Company and Chairman of the Board since November 2006
			•	Corn, popcorn and soybean farmer near Mondamin, Iowa, since 1967
			•	President, King Agri Sales, Inc. (marketer of chemicals, fertilizer and equipment) since 1995
			•	President, Kelly Lane Trucking, LLC, since 2007
•
Served on the Harrison County Farm Bureau Board, the Iowa Corn Growers Board, the Iowa Corn Promotion Board, the US Feed Grains Council Board, the National Gasohol Commission, and the National Corn Growers Association Board

			•	Attended Iowa State University
Theodore V. Bauer, 67	Series A Director, Secretary and Treasurer	2020	•	Director of the Company since March 2005 and Secretary and Treasurer of the Company since November 2006
			•	President of Lake Anita Farms, LLC, which owns farmland in Cass County, Iowa, since 2012
			•	Owner and operator of a farming operation near Audubon, Iowa since 1977
			•	Co-Founder and Director from 2005 to 2007, Templeton Rye Spirits LLC
			•	Director, Iowa Quality Producers Alliance, since 2003
			•	Vice President, West Central Iowa Rural Water, from 2002 to 2007
			•	Board Manager and Treasurer of America Green Gas LLC since 2013
			•	Mr. Bauer has an Ag Business degree from Iowa State University and is a graduate of the Texas A&M TEPAP program

Name and Age	Position(s) Held with the Company	Current Director Term Expires	Principal Occupation(s) During Past 5 Years
Michael K. Guttau, 73	Series A Director	2023	•	Director of the Company since 2007
			•	Member of the Federal Reserve Bank of Chicago Advisory Council on Agriculture, Small Business and Labor since 2016
			•	Council of Federal Home Loan Banks, Washington, D.C.: Chairman from 2008 to 2009
			•	Federal Home Loan Bank of Des Moines:
○ Chairman 2008-2012
○ Vice Chairman from 2004 to 2007
○ Chairman of Audit Committee from 2004 to 2006
○ Chairman of Risk Management Committee 2007
			•	Served in various positions at Treynor State Bank, T.S. Banking Group since 1972 and currently serves as Chairman of the Board
			•	Chairman, Iowa Bankers Association from 2014 to 2015
			•	Superintendent of Banking, Iowa Division of Banking, from 1995 to 1999
			•	Director, Iowa Bankers Association, Iowa Bankers Mortgage Corporation, Iowa Student Loan Liquidity Corp., Iowa Business Development Finance Corp. and Iowa Seed Capital Liquidation Corp
			•	President, Southwest Iowa Bank Administration Institute
			•	Past Chairman, ABA Community Bankers from 1991 to 1992
			•	Received his B.S., Farm Operation, from Iowa State University in 1969 and completed numerous U.S. Army education programs from 1969 to 1978
			•	2010 recipient of the James Leach Bank Leadership Award
Hubert M. Houser, 77	Series A Director	2022	•	Director of the Company since 2005
			•	Lifetime owner of farm, cow-calf and poultry operation located near Carson, Iowa
			•	Mr. Houser served in the Iowa Legislature from 1992 to 2015, first in the House of Representatives and then in the Senate (from 2002 to 2015)
			•	Served on the Pottawattamie County Board of Supervisors from 1978 to 1992
			•	Served as a director of the Riverbend Industrial Park
			•	Founder of the Iowa Western Development Association and Golden Hills RC&D

Name and Age	Position(s) Held with the Company	Current Director Term Expires	Principal Occupation(s) During Past 5 Years
Jill Euken, 65	Series A Director	2020	•	Director of the Company since December 13, 2019
			•	Deputy Director of Bioeconomy Institute at Iowa State University from 2007 to 2019
			•	Outreach Program Leader at CenUSA Bioenergy from 2007 to 2019
			•	Director, Ag Ventures Alliance since May 2019
			•	Director, Iowa Quality Producers Alliance
			•	Owns and operates a Century Farm operation near Atlantic, Iowa with her husband where they raise corn, soybeans, alfalfa and cattle

Former Interested Directors
During Fiscal 2019, our Board included certain directors who did not meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system) as these directors were appointed by certain Bunge and ICM and therefore constituted “Interested Directors”. In connection with the repurchase of the Series B and Series C Units from Bunge and ICM, each of the Interested Directors resigned from the Board and therefore, as of the date of this Proxy Statement, the Company no longer has any directors that constitute Interested Directors.
Former Series B Directors
Jason Klootwyk
Jason Klootwyk is a former Series B Director who resigned effective March 21, 2019. Mr. Klootwyk did not resign due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices. Mr. Klootwyk provided outstanding service to the Company and its members during his tenure as a director of the Company and his contributions are greatly appreciated.
Mr. Klootwyk served as a Series B Director and Vice Chairman of the Board from November 2013 until his resignation effective March 21, 2019. During his tenure as a Series B Director, Mr. Klootwyk served as the Vice President and General Manager, Bunge North America Grain Division. Prior to October 2013, Mr. Klootwyk served in various management and trading positions within Gavilon Grain, ConAgra Trade Group and Continental Grain Co.
Brett A. Caplice and Andres Martin
Brett A. Caplice and Andres Martin are former Series B Directors who resigned effective December 31, 2019 in connection with the Company’s repurchase of all of the Series B Units held by Bunge. Neither Mr. Caplice nor Mr. Marin resigned due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices. Messrs. Caplice and Martin provided outstanding service to the Company and its members during their tenure as directors of the Company and their contributions are greatly appreciated.
Mr. Caplice served as a Series B Director from March 31, 2018 through December 31, 2019. Mr. Caplice had more than nine years of experience in management and commodity trading roles in the grain and oil industries. During his tenure as a Series B Director, Mr. Caplice served as the Director of the Commercial Grain Product Line, Bunge North America Grain Division, responsible for and oversight of commercial activities and margin management for Bunge's North American grain franchise.
Mr. Martin served as a Series B Director from March 21, 2019 through December 31, 2019. During his tenure as a Series B Director, he served as Senior Vice President, Agribusiness and Oilseed Value Chain, for Bunge’s North America region. Mr. Martin has been employed in agribusiness since 1996, and joined Bunge’s European operations in 2001, holding different commercial and risk management roles in Spain, Italy and England, before becoming the European Product Line Manager for soybeans. In 2009 he moved to the United States, where he was the Global Protein Product Line Manager for Bunge, based in White Plains, New York. In 2011 he moved to St. Louis, Missouri, to serve as General Manager for the U.S. soy bean crush business. He returned to Europe in 2014 where he served as CEO/Vice President of the European Southern Region, responsible for the business in Spain, Portugal, Italy and Turkey.
Former Series C Director
Andrew Bulloch is a former Series C Director who resigned effective November 15, 2019 in connection with the Company’s repurchase of all of the Series C Units held by ICM. Mr. Bulloch did not resign due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices. Mr. Bulloch provided outstanding service to the Company and its members during his tenure as a director of the Company and his contributions are greatly appreciated.
Mr. Bulloch served as a Series C Director from August 2013 until his resignation effective November 15, 2019. During his tenure as a Series C Director, Mr. Bulloch served as the Chief Financial Officer of ICM a position he assumed in 2006. Mr. Bulloch also spent six years in public accounting, where he served as a senior manager in the KPMG audit department. He also held various financial leadership positions with Thorn Americas (dba Rent-A-

Center), Bombardier (Learjet division), Coleman and LSI Logic. Mr Bulloch is a member of the American Institute of Certified Public Accountants (AICPA) and in 2001, he received a CFO of the Year award, sponsored by the Wichita Business Journal, for his accomplishments at ICM in 2011.
Director Qualifications
The table below discusses the experiences, qualifications and skills of each of our directors which led to the conclusion that they should serve as directors of the Company.
Series A Directors	Experiences, Qualifications and Skills
Theodore V. Bauer
Mr. Bauer’s background as a farmer and agri-businessman, as well as his past service on a number of civic and corporate boards, including the Iowa Quality Producers Alliance, an organization devoted to value-added agriculture and rural economic development, are important factors qualifying Mr. Bauer as one of the Board’s Series A independent directors.

Michael K. Guttau
Mr. Guttau was recruited to serve as an independent Series A Board member and as the “audit committee financial expert” given his background and experience as a banking executive and board member of a number of banking and civic organizations. Mr. Guttau’s experience includes more than 30 years as a rural banker, providing a long-term view of agriculture and ag-related businesses.

Hubert M. Houser
Mr. Houser brings to our Board more than 30 years of experience as a member of the Iowa legislature and the county board in which the Company is located. During his career, Mr. Houser developed a reputation as a leader in rural economic development. He provides significant assistance to our Board in the Company’s interaction with all levels of local and state government and also provides a long-term view of the further development of SIRE’s site and business.

Karol D. King
Mr. King, our Board’s Chairman and an independent director elected by Series A members, has a long career as a farmer and owner of a number of ag-related businesses. In addition, Mr. King has held leadership positions in numerous local and national ag producer groups, in particular the Iowa and National Corn Growers Associations. In these capacities he has participated in the development of the ethanol industry.

Jill Euken
Ms. Euken brings substantial experience and expertise in the agricultural sector and the bioeconomy industry which provide invaluable insights to our Board. Her leadership roles within the Iowa State University Bioeeconomy Institute demonstrate the ability to consider and pursue innovative or new approaches which is critical to the long-term success of our ethanol plant and the agriculture and renewable fuels industries. In addition, her service on business development organization boards such as the Ag Ventures Alliance and the Iowa Quality Producers Alliance, reflect her dedication to value-added agriculture and rural economic development, which are important factors to our Board and its members.

Code of Ethics
The Company adopted a Code of Ethics that applies to its directors, executive officers and employees (including our principal executive officer, principal financial officer, controller and senior financial officers) effective January 16, 2009 and amended by our Board on October 19, 2012. The Code of Ethics is available in the “Investor Relations” section of our website at www.sireethanol.com. We will disclose amendments to, or waivers of, certain provisions of our Code of Ethics relating to our principal executive officer, principal financial officer, controller or persons performing similar functions on our website promptly following the adoption of any such amendment or waiver.
Board Committees
Our Board has standing Audit, Nominating, Corporate Governance/Compensation and Risk Management Committees.
Audit Committee
We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which operates under a written charter (the “Audit Committee Charter”). A copy of the Audit Committee Charter is available on our website at www.sireethanol.com in the “Investor Relations” section. The current members of the Audit Committee are Michael K. Guttau (Chair), Theodore V. Bauer and Karol D. King each of whom served on the committee for all of Fiscal 2019. All of the members of the Audit Committee meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system). Our Board has determined that Mr. Guttau is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K under the Exchange Act.
Among other things, the Audit Committee has the authority to appoint and supervise our independent registered public accounting firm and is primarily responsible for approving the services performed by our independent registered public accounting firm and for reviewing and evaluating our accounting principles and system of internal accounting controls.
Nominating Committee
The Nominating Committee operates under a written charter (the “Nominating Committee Charter”), which is available on our website at www.sireethanol.com in the “Investor Relations” section. The Nominating Committee Charter provides that the Nominating Committee will (i) identify individuals qualified to become Board members for election by our Series A Members, (ii) recommend to our Board persons to fill Board vacancies or to stand for election by members, (iii) recommend to our Board nominees for each Board committee, including a financial expert to serve on the Audit Committee and (iv) oversee all aspects of the transfer of units including compliance with the Company’s Unit Transfer Policy.
During Fiscal 2019, the members of the Nominating Committee were Hubert M. Houser (Chair), Theodore V. Bauer, Michael K. Guttau and Karol D. King. As of the date of this filing, the members of the Nominating Committee are Hubert M. Houser (Chair), Theodore V. Bauer, Michael K. Guttau. Karol D. King and Jill Euken. All of the directors that served on the Nominating Committee during Fiscal 2019 and that are currently serving on the Nominating Committee met or meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system).
The Nominating Committee believes that having directors with relevant experience in business and industry, government, finance and other areas is beneficial to our Board as a whole. Directors with such backgrounds provide a useful perspective on significant risks and competitive advantages and an understanding of the challenges the Company faces. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all directors or prospective nominees.
With respect to nominating existing directors, the Nominating Committee reviews relevant information available to it, including the latest Board evaluations for such persons, if any, and assesses their continued ability and willingness to serve as a director. The Nominating Committee also assesses such persons’ contributions in light of the mix of skills and experience the Nominating Committee deems appropriate for our Board. With respect to nominations of new directors, the Nominating Committee will conduct a thorough search to identify candidates based upon criteria the Nominating Committee deems appropriate and considering the mix of skills and experience necessary to complement existing Board members. Prospective nominees are not discriminated against on the basis of age, gender, race, religion, national origin, sexual orientation, gender identity, disability or any other basis proscribed by law. The Nominating Committee then reviews selected candidates and makes a recommendation to our Board. The Nominating Committee may seek input from other Board members or senior management in identifying candidates.
The Nominating Committee Charter provides that the Nominating Committee will consider director candidates recommended by members the same way it evaluates other individuals for nomination as a new director, provided that member nominations for directors must be made in accordance with our Current Operating Agreement (see the section below entitled “Member Proposals for the 2020 Annual Meeting – Series A Director Nominations”). We did not receive any member nominations for director for the 2020 Annual Meeting.
Corporate Governance/Compensation Committee
The Corporate Governance/Compensation Committee operates under a written charter (the “Governance/ Compensation Committee Charter”) which is available on our website at www.sireethanol.com in the “Investor Relations” section. The Governance/Compensation Committee Charter provides that the Corporate Governance/Compensation Committee will annually review and approve our compensation programs for our directors, officers and managers, review and evaluate the Board and committee structure and the Company’s corporate governance practices and policies, review and evaluate the Company’s incentive and equity plans and other employee benefit programs and lead the Board in its annual review of the Board’s performance.
During Fiscal 2019, the Corporate Governance/Compensation Committee’s membership consisted of Messrs. Bauer (Chair), King and Klootwyk until Mr. Klootwyk’s resignation on March 21, 2019. From March 21, 2019 through the end of Fiscal 2019, the Corporate Governance/Compensation Committee’s membership consisted of Messrs. Bauer (Chair), King and Martin. As of the date of this Proxy Statement, the Corporate Governance/Compensation Committee’s membership consists of Messrs. Bauer (Chair) and King. Messrs. Bauer and King meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system). As discussed above, during their service as members of the Corporate Governance/Compensation Committee, Messrs. Klootwyk and Martin were considered Interested Directors.
Risk Management Committee
The Risk Management Committee operates under a written charter (the “Risk Management Committee Charter”) which is available on our website at www.sireethanol.com in the “Investor Relations” section. The Risk Management Committee makes recommendations to our Board relating to methods of effectively managing the Company’s physical assets, contractual commitments, seeking market opportunities and adding value to the Company’s operating facility. The Risk Management Committee also assists our Board in identifying and quantifying methods of mitigating or eliminating risk, including those relating to commodity prices.
During Fiscal 2019, the members of the Risk Management Committee were Messrs. Caplice (Chair), Bulloch, Guttau and Houser. As of the date of this Proxy Statement, the members of the Risk Management Committee are Hubert M. Houser and Michael K. Guttau. The Risk Management Committee Charter provides that our Board may appoint members of management and consultants to serve on the Risk Management Committee as either voting or non-voting members. Mr. Jerke, our current President and CEO, currently serves on the Risk Management Committee as a voting member and has served on the committee since his appointment on October 22, 2018. Mr. Jerke is also currently serving as the Chair of the Risk Management Committee. Brian T. Cahill, our former President and CEO served on the Risk Management Committee until October 21, 2018. As discussed above, during their service a members of the Risk Management Committee, Messrs. Caplice and Bulloch were considered Interested Directors.
Board and Committee Meetings and Director Attendance
During Fiscal 2019, our Board held 9 meetings. In addition, the Audit Committee held 4 meetings, the Corporate Governance/Compensation Committee held 2 meetings, the Risk Management Committee held 10 meetings and the Nominating Committee held 3 meetings. No incumbent director attended fewer than 75% of the aggregate of the Board meetings and committee meetings held on which an incumbent director served during Fiscal 2018 except Mr. Caplice. The Company’s policy is to encourage, but not require, Board members to attend annual member meetings. All but two of our Board members attended the 2019 annual meeting of members.
COMPENSATION OF DIRECTORS
We do not provide our directors with any equity or equity option awards, nor any non-equity incentive payments or deferred compensation. Similarly, we do not provide our directors with any other perquisites, “gross-ups,” defined contribution plans, consulting fees, life insurance premium payments or otherwise. Our director compensation policy (the “Director Compensation Policy”) was originally recommend by our Corporate Governance/Compensation Committee and approved by our Board on March 18, 2011 and amended July 17, 2015 and January 1, 2019. During Fiscal 2019, the Director Compensation Policy from October 1, 2018 through January 1, 2019 provided that each director receive an annual retainer of $12,000 and $3,600 per quarterly Board meeting attended (whether in person or by telephone) and that the following amounts be paid to directors for specified services: (i) the Chairman of the Board was paid $11,000 per year, (ii) the Chairman of the Audit Committee and audit committee financial expert was paid $5,000 per year, (iii) the Chairmen of all other committees are paid $2,500 per year, and (iv) the Secretary of the Board was paid $2,500 per year. Effective January 1, 2019, the Board amended the Director Compensation Policy set forth above to provide that each director receives $4,000 per quarterly Board meeting attended (whether in person or by telephone) and that the Chairman of the Board is paid $13,000 per year. All other terms of the Director Compensation Policy set forth above continue in effect.

Mr. Bauer serves as Secretary of the Board and he also serves as Treasurer of the Company. Mr. Bauer is not separately compensated for his role as Treasurer of the Company, other than the compensation received for his roles on our Board.
As Chairman of the Board, Mr. King oversaw the Company’s search for a new Chief Executive Officer. In recognition of the substantial amount of additional time required of Mr. King in connection with this responsibility, the Board of Directors approved a $5,000 increase to Mr. King’s compensation during calendar year 2018.
Independent Series A Directors
The following table lists the compensation we paid to our independent Series A Directors in Fiscal 2019.
Name	Fee Earned or Paid in Cash	All Other Compensation	Equity or Non- Equity Incentives	Total
Karol D. King	$41,350[1]	$0	$0	$41,350
Theodore V. Bauer	$32,600[2]	$0	$0	$32,600
Michael K. Guttau	$32,600[3]	$0	$0	$32,600
Hubert M. Houser	$30,100[4]	$0	$0	$30,100
1
The amount reflects the additional $11,000 retainer for service as our Chairman of the Board and additional compensation received by Mr. King during calendar year 2018, which included the first quarter of Fiscal 2019, in connection with his oversight of the search for our new Chief Executive Officer

2
The amount reflects the additional $2,500 retainer for Mr. Bauer’s service as Chairman of the Corporate Governance/Compensation Committee and the additional $2,500 retainer for his service as Secretary of the Board.

3	The amount reflects the additional $5,000 retainer for Mr. Guttau’s service as Chairman of the Audit Committee and his service as the audit committee financial expert.
4	The amount reflects the additional $2,500 retainer for Mr. Houser’s service as Chairman of the Nominating Committee.
Interested Directors
The following table lists the compensation we paid to our Interested Directors in Fiscal 2019. The fees payable to the Interested Directors are paid directly to their corporate employers at such directors’ request, and the Interested Directors do not receive any compensation from us for their service as directors.
As discussed above, the Company repurchased all of the Series B and Series C Units held by Bunge and ICM, respectively and therefore, as of the date of this Proxy Statement, the Company no longer has any directors that constitute Interested Directors.
Name	Fee Earned or Paid in Cash	All Other Compensation	Equity or Non- Equity Incentives	Total
Andrew J. Bulloch[1]	$27,600	$0	$0	$27,600
Brett A. Caplice[2]	$27,600	$0	$0	$27,600
Jason D. Klootwyk[3]	$9,600	$0	$0	$9,600
Andres Martin[2,3]	$3,000	$0	$0	$3,000
1	Effective November 15, 2019, Mr. Bulloch resigned in connection with the Company’s repurchase of all of the Series C and Series A Units held by ICM.
2	Effective December 31, 2019, Messrs. Caplice and Martin resigned in connection with the Company’s repurchase of all of the Series C Units held by Bunge.
3
Our former Series B Member appointed Mr. Martin to replace Mr. Klootwyk as one of the Series B Directors effective March 21, 2019 and therefore, the director fees received by Messrs. Klootwyk and Martin in Fiscal 2019 reflect less than full year-amounts.

EXECUTIVE COMPENSATION
Executive Officers and Key Employee
The table below lists all of our current executive officers and one key employee, our plant manager as well as a former executive officer that served as President and Chief Executive Officer during Fiscal 2019 until his retirement effective October 21, 2018. The address for all of the individuals identified below is 10868 189th Street, Council Bluffs, Iowa 51503. There are no arrangements or understandings between any of the Company’s executive officers and any other persons pursuant to which he or she was selected as an executive officer. No family relationships exist among our directors and executive officers.
Executive Officers:
Name and Age	Position(s) Held with the Company	Length of Time Served	Principal Occupation(s) During Past 5 Years
Michael D. Jerke, 52	President, Chief Executive Officer and General Manager	Since October 22, 2018
Chief Executive Officer and General Manager for Corn Plus, an ethanol production facility and Minnesota’s first ethanol plant, from June 2016 through October 2018. From April 2014 through April 2016, Mr. Jerke was Chief Executive Officer of Guardian Energy Management, an energy management company. From 2009 through 2014, Mr. Jerke worked as the General Manager of Chippewa Valley Ethanol Company, an ethanol production company. Mr. Jerke is currently a director of the Renewable Fuels Association, the leading trade association for America’s ethanol industry. Mr. Jerke is a graduate of Iowa State University.

Brian T. Cahill, 66	President, Chief Executive Officer and General Manager	From September 2009 to October 21, 2018[1]
Prior to joining the Company, Mr. Cahill served as Executive Vice President, Distillery Innovations Segment, MGP Ingredients, Inc. (“MGP”) (a public company, which provides services in the development, production and marketing of naturally-derived specialty ingredients and alcohol products) from 2007 to 2008; CFO/Vice President of Finance and Administration, MGP, from 2002 to 2007; General Manager, MGP, from 1992 to 2002. Mr. Cahill received a Bachelor of Science in Accounting from Bradley University and is a Certified Public Accountant.

Brett L. Frevert, 57	Chief Financial Officer	Since June 2012
Managing Director of CFO Systems, LLC (“CFO Systems”), which he founded, since 2004. During that time, he has served as CFO of several Midwestern companies, including SEC registrants and private companies, including ethanol and other renewable fuels companies. Prior to founding CFO Systems, Mr. Frevert was Chief Financial Officer of a regional real estate firm and also served as Interim Chief Financial Officer of First Data Europe. Mr. Frevert began his career with Deloitte & Touche, serving primarily SEC-registered clients in the food and insurance industries.

Name and Age	Position(s) Held with the Company	Length of Time Served	Principal Occupation(s) During Past 5 Years
Key Employee:
Dan Wych, 44	Plant Manager	Since April 2008
Prior to joining the Company, Mr. Wych served as Operations/Fermentation Coordinator, U.S. Bio Energy/VerSun Energy (a public company which produces ethanol and co-products from corn) from 2006 to 2008; Plant Manager, United Bio Energy (a company that provides services for ethanol plants) in 2006; Production Manager, Little Sioux Corn Processors (a company which produces ethanol and co-products from corn) from 2005 to 2006; Operations/Lab/Safety Manager, Quad County Corn Processors (a company which produces ethanol and co-products from corn) from 2000 to 2005. Mr. Wych attended Iowa Lakes Community College and completed over 60 credit hours within their Associated Arts Program.

1
Pursuant to the terms of a transition services agreement between Mr. Cahill and the Company, Mr. Cahill continued as an employee of the Company providing transition services from October 22, 2018 through December 15, 2018.

Compensation of Executive Officers
Pursuant to the Governance/Compensation Charter, the Corporate Governance/Compensation Committee approves the compensation terms for our executive officers and all adjustments to the compensation terms. During the fiscal year ended September 30, 2010 (“Fiscal 2010”), the Corporate Governance/Compensation Committee engaged an independent compensation consultant (the “Consultant”) to evaluate the compensation of our executive officers in relation to other executive officers in comparable positions in the industry. During the fiscal year ended September 30, 2015 (“Fiscal 2015”), the Corporate Governance/Compensation Committee received input from the Consultant with respect to expanding awards under the Company’s long term equity incentive compensation plan (discussed below) to a broader group of employees.
Additionally, during Fiscal 2010, the Corporate Governance/Compensation Committee met with the Consultant to develop a company-wide compensation philosophy based on comparable market data and the establishment of a management evaluation process. Our compensation philosophy provides that the compensation of our senior executives is designed to achieve the following objectives: (i) align the interests of the executive officers and our unit holders; (ii) attract, retain and motivate high caliber executive officers; and (iii) pay for performance by linking a significant amount of executive compensation to individual contribution to selected metrics of our business plan. The following are the main elements of compensation for our executive officers:
•	Base Salary: A portion of annual cash compensation is paid as base salary to provide a level of security and stability.
•
Annual Cash Incentive: A significant portion of the annual cash compensation paid to our executive officers is tied to a cash bonus plan in which all employees of the Company participate. The plan provides for the payment of cash bonuses based on the achievement of performance goals and individual contributions. Awards were available for Fiscal 2019 and were paid to employees in November 2019 (Fiscal 2020).

•
Long-Term Incentive Compensation: Our Board of Directors adopted an Equity Incentive Plan (the “Plan”) in June 2010 to allow officers or employees of the Company to share in our value through the issuance, from time to time, of Equity Participation Units (“Equity Participation Units”) and/or Unit Appreciation Rights (“Unit Appreciation Rights”). Each award is granted pursuant to an individual award agreement, which sets forth the number of Equity Participation Units or Unit Appreciation Rights granted, the book value of our Series A Units as of the grant date for purposes of valuing each Equity Participation Unit or Unit Appreciation Right, the fiscal year for which the Equity Participation Unit or Unit Appreciation Right is granted, and any In-Service Payment Date (as defined in the Plan). The Corporate Governance/Compensation Committee is responsible for designing, reviewing and overseeing the administration of the Plan and all awards are recommended by the Corporate Governance/Compensation Committee and then approved by our Board. During Fiscal 2015, the Corporate Governance/Compensation Committee received input from the Consultant with respect to expanding awards under the Plan to additional employees.
•
Retirement and Welfare Benefits: We sponsor both a standard 401(k) and Roth 401(k) plan. A new hire is eligible to participate in these plans beginning on their start date. While eligible employees are given an option to enroll, those who do not choose either “yes” or “no” are automatically enrolled in the standard 401(k) plan at 3% withholding. Under the program, we match the first 3%, and ½ of the next 2%, of the employee’s contributions. Each participant picks his or her own investment strategy—either the planned grouping of investments or individually selected investments. We have implemented a basic benefits plan for all full time employees, including medical, dental, life insurance, disability and long-term care coverage.

Agreements with Our Executive Officers
CEO Employment Agreement – Michael D. Jerke
On September 24, 2018, we entered into a letter agreement with Michael D. Jerke which summarizes the basic terms of his employment with the Company (the “CEO Employment Agreement”). Pursuant to the CEO Employment Agreement, Mr. Jerke’s term of employment as our President, Chief Executive Officer and General Manager began on October 22, 2018. Either the Company or Mr. Jerke may terminate the employment relationship at any time for any reason. The CEO Employment Agreement provides that Mr. Jerke is entitled to receive the following compensation and benefits: (a) a calendar year base salary of $280,000, (b) a $25,000 signing bonus, (c) a grant of vested Equity Participation Units with a value of $25,000 to be granted within thirty (30) days of the commencement of his term of employment, and (d) a relocation bonus available under certain conditions consisting of a $20,000 cash payment and the grant of Equity Participation Units with a value of $20,000. The CEO Employment Agreement also provides that Mr. Jerke will be eligible for (i) a cash bonus, beginning with the fiscal year ended September 30, 2019, targeted at 40% of his base salary and determined by Mr. Jerke’s individual contributions and Company metrics and (ii) grants of equity awards under the Plan with an annual target value of $50,000.00 depending on the achievement of certain performance metrics.
In connection with the search for a new President and Chief Executive Officer, the Company retained the services of Kincannon & Reed (“Kincannon”), one of the nation’s leading executive recruitment firms with a leading practice in the food and value added agricultural sectors, specifically including ethanol and other renewable bioenergy businesses. As part of its services, Kincannon assisted the Company in the negotiation of the compensation package for Mr. Jerke based on Kincannon’s relevant industry expertise as well as a review of the compensation packages of our potential CEO candidates in similar positions.
Former CEO Employment Agreement – Brian T. Cahill
On August 27, 2009, we entered into a letter agreement with Brian T. Cahill which summarized the basic terms of his employment with the Company as our President, Chief Executive Officer and General Manager (the “Former CEO Employment Agreement”). Pursuant to the terms of the Former CEO Employment Agreement, Mr. Cahill’s initial annual calendar year base salary was $180,000 with future salary increases based on both Mr. Cahill’s individual performance and the Company’s performance and determined by our Board in accordance with our compensation policy. Mr. Cahill’s calendar year base salary for calendar year 2018 was $260,000. The Former CEO Employment Agreement also provided that Mr. Cahill was eligible to participate in our short-term and long-term incentive programs and provided Mr. Cahill with the use of a company car. Mr. Cahill ceased serving as our President, Chief Executive Officer and General Manager on October 21, 2018 in connection with his retirement.
CEO Transition Services – Brian T. Cahill
In connection with his retirement, Mr. Cahill entered into a transition services agreement with the Company pursuant to which he agreed to provide certain transition services to the Company from October 22, 2018 through December 15, 2018 (the “Transition Period”). Such services included support services as reasonably requested by Mr. Jerke, our new CEO. During the Transition Period, Mr. Cahill received compensation at his 2018 calendar year base salary rate and he continued to participate in all of the Company’s employee benefit plans. Following the Transition Period, Mr. Cahill agreed to provide support services requested by Mr. Jerke on an hourly basis at an hourly rate of $250 through the 2019 calendar year.

CFO Systems Letter Agreement
Effective June 22, 2012, we entered into a letter agreement with CFO Systems. Under the letter agreement, CFO Systems provides financial and consulting services to us at various rates depending on the level of expertise involved. The services include providing Chief Financial Officer duties and other financial and accounting expertise on a time share basis. In connection with the letter agreement, Mr. Frevert agreed to serve as our Chief Financial Officer. We were charged $93,577 for the services provided by CFO Systems during Fiscal 2019, which included $72,116 for Mr. Frevert's services and $18,000 for other professionals' services.

Summary Compensation Table
The following table provides all compensation paid to or earned by our Named Executive Officers in Fiscal 2019 and the fiscal year ended September 30, 2018 (“Fiscal 2018”). The executive officers included in this “Summary Compensation Table” are collectively referred to as our “Named Executive Officers”.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	All Other Income	Total ($)
Michael D. Jerke, President and CEO[1]	2019	$258,462	$99,277[2]	$45,000[3]	$15,577[4]	$418,316
	2018	—	—	—	—	—
Brian T. Cahill, Former President and CEO[5]	2019	$10,000[6]	$41,231[7]	$0	$60,702[8,11]	$111,933
	2018	$257,692	$78,849[9]	$50,000[10]	$3,277[11]	$389,818
Brett L. Frevert, Chief Financial Officer	2019	—	—	—	$72,116	$72,116
	2018	—	—	—	$75,577	$75,577
1	Mr. Jerke began serving as our President and CEO effective October 22, 2018.
2
The amount reflected represents the cash incentive bonus amount of $54,277 earned by Mr. Jerke during Fiscal 2019 but paid in November 2019 (Fiscal 2020) in addition to the $25,000 signing bonus and $20,000 relocation bonus paid to Mr. Jerke in accordance with the terms of his CEO Employment Agreement.

3
Mr. Jerke was awarded an aggregate of 5.812 Equity Participation Units on December 15, 2018 (Fiscal 2019) which vested as of the grant date and valued at $7,743 per unit, the book value of our units as the grant date, or $45,000 in the aggregate as of the grant date. No payout shall occur for Mr. Jerke’s vested Equity Participation Units until either a change of control or separation from service event each as defined in the Plan and the market value reflected does not correspond to the actual value that will be received by Mr. Jerke. As described in footnote 8 to the Company’s audited financial statements for the year ended September 30, 2019, the Equity Participation Units are valued at book value.

4
The amount reflected includes $13,858 paid to Mr. Jerke for reimbursement of moving and relocation expenses as well as income attributed to Mr. Jerke’s personal use of the Company-provided car in the amount of $1,473 for Fiscal 2019 and additional payments of $246 in respect of taxes incurred by Mr. Jerke for such personal use of the Company car.

5	Mr. Cahill ceased serving as our President and CEO effective October 21, 2018.
6	The amount reflected represents the salary received by Mr. Cahill from October 1, 2018 through October 21, 2018 when he ceased serving as our President and CEO.
7	The amount reflected represents the bonus amount earned by Mr. Cahill during Fiscal 2019 but paid in November 2019 (Fiscal 2020).
8
The amount reflected includes $50,000 paid to Mr. Cahill from October 21, 2018, after he ceased serving as our President and CEO, through the end of Fiscal 2019 pursuant to the terms of the Transition Services Agreement.

9	The amount reflected represents the bonus amount earned by Mr. Cahill during Fiscal 2018 but paid in November 2018 (Fiscal 2019).
10
Mr. Cahill was awarded 5.95 Equity Participation Units on January 1, 2018 (Fiscal 2018) valued at $8,403 per unit, the book value of our units, or $50,000 in the aggregate, as of the grant date. Pursuant to the terms of the Plan, the expiration of the Transition Period and the termination of Mr. Cahill’s employment with the Company constituted a separation from service upon retirement event that resulted in the vesting of all of Mr. Cahill’s unvested Equity Participation Units and triggered the Company’s payout obligations. Additional information regarding the payout obligations of the Company for Mr. Cahill’s Equity Participation Units is set forth below in footnote 3 to the “Outstanding Equity Awards at Fiscal 2019 Year-End” table. As described in footnote 8 to the Company’s audited financial statements for the year ended September 30, 2019, the Equity Participation Units are valued at book value.

11
The amount reflected includes income attributed to Mr. Cahill’s personal use of the Company-provided car in the amount of $8,225 and $2,465 for Fiscal 2019 and Fiscal 2018, respectively, and additional payments of $2,477 and $812.38, respectively, in respect of taxes incurred by Mr. Cahill for such personal use of the Company car.

Outstanding Equity Awards at Fiscal 2019 Year-End
The following table provides information concerning outstanding Equity Participation Units grants pursuant to the Plan held by our Named Executive Officers as of September 30, 2019.
Name and Principal Position	Date Granted	Vesting Date	Number of Unvested Units	Market Value of Unvested Units
Michael D. Jerke, President and CEO[1,2]	—	—	—	—
Brian T. Cahill, Former President and CEO[3]	—	—	—	—
1
Mr. Jerke began serving as our President and CEO effective October 22, 2018. In accordance with the terms of his CEO Employment Agreement, Mr. Jerke was awarded Equity Participation Units on December 15, 2018 which vested as of the grant date. The market value of Mr. Jerke’s vested Equity Participation Units was calculated by multiplying the number of vested Equity Participation Units by the book value of the Company’s Class A Units as of September 30, 2019 which was $6,844. The aggregate market value of all of Mr. Jerke’s vested Equity Participation Units as of September 30, 2019 was $39,777 based on the book value of the Company’s Class A Units as of September 30, 2019:

Number of Vested Units	Vesting Date	Market Value of Vested Units
2.583	December 15, 2018	$17,678
3.229	December 15, 2018	$22,099
2
On December 15, 2019 (Fiscal 2020), Mr. Jerke was awarded 7.305 Equity Participation Units, valued at $6,844 per unit, the book value of our units as September 30, 2019, or $50,000 in the aggregate, which will vest on December 15, 2022. Pursuant to the terms of the Plan, Mr. Jerke’s unvested Equity Participation Units shall be deemed fully vested upon the occurrence of any of the following events (each as defined in the Plan): (i) the participant’s death or disability prior to his separation from service (as defined in the Plan); (ii) the participant’s retirement or (iii) upon the occurrence of a change in control.

3
Mr. Cahill ceased serving as our President and CEO effective October 21, 2018. As of September 30, 2019, Mr. Cahill did not have any unvested equity awards outstanding. Under the terms of the Plan, the expiration of the Transition Period constituted a separation from service upon retirement which caused all of Mr. Cahill’s unvested Equity Participation Units to automatically vest as of December 15, 2018 and trigger the Company’s payout obligations. The table below sets forth all of the vested Equity Participation Units held by Mr. Cahill as of September 30, 2019. The market value of Mr. Cahill’s vested Equity Participation Units was calculated by multiplying the number of vested Equity Participation Units by the book value of the Company’s Class A Units as of September 30, 2019 which was $6,844. The aggregate market value of all of Mr. Cahill’s vested Equity Participation Units as of September 30, 2019 was $416,595. In accordance with the terms of the Plan, the Company will make annual payouts to Mr. Cahill over a period of five years with the first annual payment to be made on or after January 1, 2020. In the event of a change in control (as defined under the Plan) of the Company prior to the full payment of the Company’s payment obligations to Mr. Cahill, the Company’s payment obligations will accelerate.

Number of Vested Units	Vesting Date	Market Value of Vested Units
5.95	December 15, 2018	$40,722
6.46	December 15, 2018	$44,212
6.58	December 15, 2018	$45,034
6.61	January 1, 2018	$45,239
11.06	December 19, 2016	$75,695
9.66	November 16, 2015	$66,113
9.44	November 21, 2014	$64,607
5.11	December 17, 2013	$34,973

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Board voted in favor of the appointment of RSM US LLP (“RSM”) to serve as our independent registered public accounting firm (“independent auditor”) for the fiscal year ending September 30, 2019. A representative of RSM is expected to be present at the 2020 Annual Meeting with an opportunity to make a statement and will be available to respond to appropriate questions.
Independent Registered Accounting Firm Fees and Services
The following table presents fees paid for professional services rendered by RSM, our independent auditor, during Fiscal 2019 and Fiscal 2018:
Fee Category	Fiscal 2019 Fees	Fiscal 2018 Fees
Audit Fees	$130,538	$130,673
Audit Related	$5,565	$5,355
Tax Fees	$33,111	$51,342
All Other Fees	$6,090	—
Total Fees	$175,304	$187,370
Audit Fees are for professional services rendered by RSM for the audit of the Company’s annual financial statements, review of the interim financial statements included in quarterly reports and services that are normally provided by RSM in connection with statutory and regulatory filings or engagements, including review of SEC registration statements and related correspondence.
Audit Related Fees are for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” including services relating to the Company’s renewable identification (RIN) procedures.
Tax Fees are for professional services rendered by RSM, for tax compliance, tax advice and tax planning and include preparation of federal and state income tax returns, and other tax research, consultation, correspondence and advice.
All Other Fees are for services other than the services reported above and for both Fiscal 2019 and Fiscal 2018 includes services relating to the administration of the Company’s domestic international sales corporation.
The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of RSM.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

REPORT OF THE AUDIT COMMITTEE
Members should be aware that under Securities and Exchange Commission rules, the following report issued by the Audit Committee relating to certain of its activities during Fiscal 2019 is not considered “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934, and is not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless specifically referenced.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2019 with management and discussed other matters related to the audit with the independent auditor. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee met with the independent auditor, with and without management present, and discussed with the independent auditor matters required to be discussed by the Public Accounting Standards Board (“PCAOB”) Auditing Standard No. 16 (Communication with Audit Committees), as may be amended, modified or supplemented. Additionally, the Audit Committee received the written disclosures and the letter from the independent auditor required to be delivered to it under the applicable requirements of the PCAOB regarding communications concerning independence and discussed with management and the independent auditor the independence of the independent auditor from management and the Company and considered whether the independent auditor maintained its independence during the year ended September 30, 2019.
Based upon the Audit Committee’s discussions with management and the independent auditor, and the Audit Committee’s review of representations of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended that our Board include the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.
AUDIT COMMITTEE:
Michael K. Guttau, Chair
Theodore V. Bauer
Karol D. King

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Bunge - Fiscal 2019
On November 1, 2006, in consideration of its agreement to invest $20,004,000 in the Company, Bunge purchased the only issued and outstanding Series B Units under an arrangement whereby: (i) we would enter into various agreements with Bunge or its affiliates discussed below for management, marketing and other services, and (ii) Bunge has the right to elect a number of Series B Directors which are proportionate to the number of Series B Units owned by Bunge, as compared to all units. During Fiscal 2019, Bunge had the right to appoint two (2) Series B Directors.
On December 5, 2014, the Company entered into an Amended and Restated Ethanol Purchase Agreement with Bunge which was further amended and restated on October 23, 2017 to include specific provisions for loading and shipment of ethanol by truck (the “Ethanol Agreement”). Under the Ethanol Agreement, the Company has agreed to sell Bunge all of the ethanol produced by the Company, and Bunge has agreed to purchase the same. The Company will pay Bunge a percentage marketing fee for ethanol sold by Bunge, subject to a minimum and maximum annual fee. The initial term of the Ethanol Agreement expires on December 31, 2019, however it will automatically renew for one five-year term, unless terminated by the parties in accordance with the terms of the agreement. The Company incurred ethanol marketing expenses of $1.5 million in each year for Fiscal 2019 and Fiscal 2018, under the Ethanol Agreement. The Company and Bunge entered into an amended and restated Ethanol Agreement effective December 31, 2019. See the section entitled “Bunge – Fiscal 2020 Update” below.
On June 26, 2009, the Company executed a Railcar Agreement with Bunge for the lease of 325 ethanol cars and 300 hopper cars which are used for the delivery and marketing of ethanol and distillers grains. In November 2016, The Company reduced the number of leased ethanol cars to 323 and in both November 2013 and January 2015 The Company reduced the number of hopper cars by one for a total of 298 leased hopper cars. Under the Railcar Agreement, the Company leases railcars for terms lasting 120 months and continuing on a month to month basis thereafter. The Railcar Agreement will terminate upon the expiration of all railcar leases. Expenses under this agreement were $3.5 million and $4.0 million for Fiscal 2019 and 2018, net of subleases and accretion, respectively. In November 2016, the Company entered into a sublease for 96 hoppers with Bunge that expired on March 24, 2019. The Company had subleased another 92 hopper cars to unrelated third parties, which also expired March 25, 2019. In June 2018, one of the third party customers entered into an assignment agreement for their 52 hopper cars with the Company and Bunge which was phased in during the fourth quarter of Fiscal 2018 and the first quarter of Fiscal 2019. SIRE received an up-front assignment payment, and the net result will be financially neutral, and the number of side-leased railcars by SIRE remains the same.
The Company entered into an agreement effective March 24, 2019 extending the original Railcar Agreement with Bunge for the lease of 323 ethanol cars and 111 hopper cars which will be used for the delivery and marketing of ethanol and distiller grains. Under the terms of the new agreement, the original DOT111 tank cars are leased over a four year term running from March 24, 2019 to April 30, 2023, with the ability to start returning cars after January 1, 2023 to conform to the requirement for DOT117 tank cars with enhanced safety specifications which is scheduled to become effective May 2023. The 111 hopper cars are leased over a three year term running from March 24, 2019 to March 31, 2022. The combined cost for the leases for Fiscal 2019 was $3.5 million and $4.0 million in Fiscal 2018.
The Company continues to work with Bunge to determine the need for ethanol and hopper cars in light of current market conditions, and the expected conditions in 2020 and beyond. The Company believes we will be able to fully utilize our fleet of hopper cars in the future, to allow us to cost-effectively ship distillers grains to distant markets, primarily the export markets.
On December 5, 2014, the Company and Bunge entered into an Amended and Restated Distiller’s Grain Purchase Agreement (the “DG Purchase Agreement”). Under the DG Purchase Agreement, Bunge will purchase all distiller’s grains produced by the Company and will receive a marketing fee based on the net sale price of distillers grains, subject to a minimum and maximum annual fee. The initial term of the DG Purchase Agreement expires on December 31, 2019 and will automatically renew for one five year term unless terminated by the parties in accordance with the terms of the agreement. The Company incurred distillers grains marketing expenses of $1.3 million and $1.2 million during Fiscal 2019 and 2018, respectively. The Company and Bunge terminated the DG Purchase Agreement effective December 31, 2019. See the section entitled “Bunge – Fiscal 2020 Update” below.

The Company and Bunge also entered into an Amended and Restated Grain Feedstock Agency Agreement on December 5, 2014 (the “Agency Agreement”). The Agency Agreement provides that Bunge will procure corn for the Company, the Company will pay Bunge a per bushel fee, subject to a minimum and maximum annual fee. The initial term of the Agency Agreement expires on December 31, 2019 and will automatically renew for one five year term unless terminated by the parties in accordance with the terms of the agreement. Expenses for corn procurement by Bunge were $0.7 million for each year of the fiscal years ended September 30, 2019 and 2018. The Company had outstanding corn contracts of 7 thousand bushels with a $25 thousand liability as of September 30, 2019, and 116 thousand bushels with a $393 thousand liability as of September 30, 2018 included in derivative financial instruments liability on the balance sheet. The Company and Bunge terminated the Agency Agreement effective December 31, 2019. See the section entitled “Bunge – Fiscal 2020 Update” below.
Since the 2015 crop year, the Company has been using corn containing Syngenta Seeds, Inc.’s proprietary Enogen® technology (“ Enogen Corn”) for a portion of its ethanol production needs. The Company contracts directly with growers to produce Enogen Corn for sale to the Company. Concurrent with the Agency Agreement, the Company and Bunge entered into a Services Agreement regarding corn purchases (the “Services Agreement”). Under this agreement, the Company originates all Enogen Corn contracts for its facility and Bunge assists the Company with certain administrative matters related to Enogen Corn, including facilitating delivery to the facility. The Company pays Bunge a per bushel service fee. The initial term of the Services Agreement expires on December 31, 2019 and will automatically renew for one additional five year term unless terminated by the parties in accordance with the terms of the agreement. Expenses under the Services Agreement are included as part of the Amended and Restated Grain Feedstock Agency Agreement discussed above. The Company and Bunge terminated the Service Agreement effective December 31, 2019. See the section entitled “Bunge – Fiscal 2020 Update” below.
Bunge - Fiscal 2020 Update
On December 31, 2019, the Company repurchased 3,334 Series B membership units owned by Bunge for $18,003,600 ($5,400 per unit) and the Series B Units were cancelled. The purchase was made under the terms of the Bunge Membership Interest Purchase Agreement, which also contains transition provisions related to services previously provided by Bunge. As the sole holder of Series B units, Bunge was entitled to appoint two members of the Company’s board of directors. The Company accessed its existing credit facility to fund the unit purchase transaction.
In addition, effective December 31, 2019, the Company and Bunge executed a Termination Agreement which terminated the following three agreements between the parties: (i) the Amended and Restated Feedstock Agency Agreement, (ii) the Amended and Restated Distiller’s Grain Purchase Agreement, and (iii) the Services Agreement Regarding Corn Purchases. Under these agreements, Bunge had provided grain origination services and had purchased all of the Company’s distillers grains. The Company will be responsible for these functions going forward.
Finally, the Company and Bunge entered into a Second Amended and Restated Ethanol Purchase Agreement (the “Restated Ethanol Agreement”) under which Bunge will continue to purchase all the ethanol produced by the Company. The Restated Ethanol Agreement replaces the prior ethanol agreement by and between the Company and Bunge dated December 5, 2014 which was further amended and restated on October 23, 2017. Under the Restated Ethanol Agreement, the Company will pay Bunge a monthly marketing fee for its services. The term of the Restated Ethanol Agreement expires on December 31, 2026 unless earlier terminated by the parties upon material breach or default or certain insolvency or dissolution events.
The Company continues to lease rail cars from Bunge under existing Railcar Agreements and related lease documents discussed above.
In connection with the closing of the repurchase transaction, Brett A. Caplice and Andres Martin, the two Series B Directors appointed by Bunge, resigned effective December 31, 2019.
ICM
On November 1, 2006, in consideration of its agreement to invest $6,000,000 in the Company, ICM became the sole Series C Member. During Fiscal 2019, ICM had the right to appoint one Series C Director.
In connection with the payoff of certain ICM subordinated debt, the Company entered into the SIRE ICM Unit Agreement dated December 17, 2014 (the “Unit Agreement”). Under the Unit Agreement, the Company granted ICM the right to sell to the Company its 1,000 Series C and 18 Series A Membership Units (the “ICM Units”)

commencing on January 1, 2017 at the greater of $10,897 per unit or the fair market value (as defined in the agreement) on the date of exercise (the “Put Right”). The Company increased expenses in Fiscal 2019 by $637 thousand, and in Fiscal 2018 reduced expenses by $300 thousand in conjunction with this put right under the Unit Agreement.
On August 16, 2019, the Company received notice of the exercise by ICM of its Put Right, applicable for all of the ICM Units. In its notice, ICM waived its right to a determination of fair market value as described in Section 2(d) of the Unit Agreement, and ICM agreed to accept the total of Eleven Million Ninety-Three Thousand One Hundred and Forty Six Dollars ($11,093,146), which is the purchase price of Ten Thousand Eight Hundred Ninety-Seven Dollars ($10,897) per Unit stated in the Unit Agreement, multiplied by ICM's 1,000 Series C and 18 Series A Membership Units, as provided in Section 1(j) of the Unit Agreement.
The closing of the Company’s purchase of the ICM Units took place on November 15, 2019, and the ICM Units were cancelled on that date. In connection with the closing, Andrew Bulloch, the Series C Director appointed by ICM, resigned effective November 15, 2019.
Review and Approval of Related Person Transactions
In October 2012, our Board adopted a Related Party Policy which formalized into a written policy certain practices and procedures historically followed by our Board relating to the approval of any transaction, arrangement or series of similar transactions, arrangements or relations, including indebtedness or guarantees of indebtedness, with related parties. Related persons include our directors or executive officers and their respective immediate family members and 5% beneficial owners of our units. Pursuant to the terms of the policy, the Corporate Governance/Compensation Committee must review the material facts of any related party transaction and approve such transaction.
The Company complied with the informal practices and procedures relating to the approval of related party transactions reflected in the Related Party Policy in connection with the approval of each of the related party transactions discussed in the section above entitled “Certain Relationships and Related Transactions.”
MEMBER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2021 ANNUAL MEETING
Member Proposals to be Considered for Inclusion in the Company’s 2021 Proxy Statement
At present, we plan to hold the 2021 Annual Meeting of the Members in February 2021. Under the rules of the SEC, including Rule 14a-8 of the Exchange Act, because this proposed date for the 2021 Annual Meeting of Members is more than 30 days before the anniversary of the 2020 Annual Meeting, any member proposal to be considered by the Company for inclusion in the proxy materials for the 2021 Annual Meeting of Members, must be received by the Secretary of the Company, at 10868 189th Street, Council Bluffs, Iowa 51503, within a “reasonable time” before the Company begins to print and send its proxy materials for the 2021 Annual Meeting of Members. Accordingly, we will provide guidance to members in our Form 10-Q filing for the period ended June 30, 2020, or on a Form 8-K Current Report later this year, setting forth the date of the 2021 Annual Meeting of the Members and the deadline members must meet to submit proposals for inclusion in the proxy materials for the 2021 Annual Meeting of Members. Proposals submitted beyond the deadline will be considered untimely and will not be included in the Company’s proxy statement for the 2021 Annual Meeting of Members.
In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, which lists the requirements for inclusion of member proposals in company-sponsored proxy materials. The Corporate Governance/Compensation Committee will review proposals submitted by members for inclusion at our next annual meeting of members and will make recommendations to our Board on an appropriate response to such proposals.
Requirements for Member Proposals to be Brought Before the 2021 Annual Meeting of Members
Pursuant to Rule 14a-4(c) under the Exchange Act, if the Company does not receive advance notice of a member proposal to be brought before its next annual meeting of members in accordance with the requirements of its Current Operating Agreement or other governing documents, the proxies solicited by the Company may confer discretionary voting authority to vote proxies on the member proposal without any discussion of the matter in the proxy statement.

Section 6.11 of our Current Operating Agreement (which provision remains the same in the Proposed Restated Operating Agreement) provides that when an annual meeting is more than 30 calendar days prior to the anniversary of the preceding year’s annual meeting, written notice of a member proposal that a member intends to present at the next annual meeting, but does not intend to have included in the proxy statement and form of proxy related to such meeting, must be delivered to, or mailed and received at, the principal executive offices of the Company not later than the close of business on the later of (A) the 90th calendar day prior to such annual meeting and (B) the 10th calendar day following the day on which public disclosure of the date of such meeting is first made.
We will provide guidance to members in our Form 10-Q filing for the period ended June 30, 2020, or on a Form 8-K Current Report later this year, setting forth the date of the 20201 Annual Meeting of the Members and the deadline members must meet to submit proposals for presentation at the 2021 Annual Meeting of Members. We plan to hold the 2021 Annual Meeting of the Members in February 2021. Therefore, we expect that notice of any member proposals for the 2021 Annual Meeting of Members will need to be submitted to the Company by mid-November 2020. Any timely member proposals which comply with the requirements of the Current Operating Agreement, including Section 6.11 (which requirements remain the same in the Proposed Restated Operating Agreement), shall constitute business that may properly be brought before the 2021 Annual Meeting of Members.
As to each matter the member proposes to bring before the 2021 Annual Meeting of Members, the member’s notice must set forth: (i) a brief description of the business desired to be brought before the 2021 Annual Meeting of Members and the reasons for conducting such business at such annual meeting, (ii) the name and address, as they appear on the Company’s books, of the member proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of units of the Company which are owned beneficially and of record by the member and the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings among such member and any other person(s) (including their names) in connection with the proposal of such business by such member and any material interest of such member in such business, (v) whether either such member or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of units of the Company entitled to vote and required to approve the proposal, and (vi) a representation that such member intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting. Our Current Operating Agreement also provides that the presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the annual meeting and, if he should so determine, such business shall not be transacted.
A copy of our Current Operating Agreement and the Proposed Restated Operating Agreement, if approved by our Members, will be furnished to members without charge upon written request to the Secretary of the Company.
Special Meetings of Members
In addition, in the event a member wishes to propose any other matter for consideration at a meeting of the members, under our Current Operating Agreement (which provision remains the same in the Proposed Restated Operating Agreement), members representing an aggregate of not less than thirty percent (30%) of all of the units may demand that our Board call a special meeting of members.
Series A Director Nominations
Pursuant to Section 5.3(e) of our Current Operating Agreement (the applicable provisions of which remain the same in the Proposed Restated Operating Agreement), Series A Members entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if the member complies with the advance notice provisions and other requirements set forth in Section 5.3(e) of our Current Operating Agreement.
Section 5.3(e) of our Current Operating Agreement (the applicable provisions of which remain the same in the Proposed Restated Operating Agreement) provides that Series A Members must notify the Secretary of the Company of Series A director nominees in writing not less than one hundred twenty (120) days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting. Accordingly, we determined that Series A Members must submit written notice to the Company of nominations for Series A Directors for the 2021 Annual Meeting of Members by November 23, 2020.
Each notice shall set forth: (i) the name and address of the member who intends to make the nomination; (ii) a representation that the member is a holder of record of Series A Units entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice; (iii) the name, age, address and principal occupation/employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person(s) pursuant to which such nominations are to be made; (v) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; (vi) the consent of each nominee to serve as a Series A Director if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Series A Units and clearly setting forth the proposed nominee as a candidate for the Series A Director’s seat to be filled. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Series A Director.
A copy of our Current Operating Agreement and our Proposed Restated Operating Agreement, if approved by the Members, will be furnished to members without charge upon written request to the Secretary of the Company.
MEMBER COMMUNICATIONS
Any member wishing to communicate with any of our directors regarding matters related to the Company may provide correspondence to the respective director in care of the Secretary, Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, IA 51503. The Chairman of the Corporate Governance/Compensation Committee will review and determine the appropriate response to questions from the members, including whether to forward communications to individual directors. The Independent Directors review and approve the member communication process periodically to ensure effective communication with members.
OTHER BUSINESS
Our Board knows of no other business to be presented for action at the 2020 Annual Meeting. If any matters do come before the 2020 Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person(s) exercising the authority conferred by the proxy at the 2020 Annual Meeting.
PERIODIC REPORTS
Our financial statements and related financial information required to be provided to members in connection with this Proxy Statement are contained in our Annual Report on Form 10-K for Fiscal 2019, which was filed with the SEC on December 20, 2019 as amended by the Form 10-K/A filed January 22, 2020 (collectively, the “2019 Form 10-K”). The 2019 Form 10-K which constitutes our 2019 Annual Report is available on our website at www.sireethanol.com in the “Investor Relations” section, but the 2019 Form 10-K is not deemed a part of the proxy soliciting materials. Members may request paper copies of the 2019 Form 10-K, this Proxy Statement and the proxy card by sending an e-mail to the Company at proxies@sireethanol.com, calling (877) 776-5999, or by downloading a copy at www.sireethanol.com. Such requests must set forth a good faith representation that the requesting party was either a holder of record or a beneficial owner of units of the Company on March 23, 2020. Members may make a request for all future meetings or only for the 2020 Annual Meeting. A copy of the 2019 Form 10-K and any exhibits thereto will be mailed to members free of charge upon request to Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, Iowa 51503, or by calling (877) 776-5999.
By Order of the Board of Directors

Theodore V. Bauer,
Secretary
Council Bluffs, Iowa
March 23, 2020

ANNEX A
~~FOURTH~~FIFTH AMENDED AND RESTATED

OPERATING AGREEMENT

OF

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
Dated: ~~March 21, 2014~~[•], 2020

~~FOURTH~~FIFTH AMENDED AND RESTATED
OPERATING AGREEMENT
OF
SOUTHWEST IOWA RENEWABLE ENERGY, LLC

A-i

A-ii

A-iii

~~FOURTH~~FIFTH AMENDED AND RESTATED
OPERATING AGREEMENT
OF
SOUTHWEST IOWA RENEWABLE ENERGY, LLC
THIS ~~FOURTH~~FIFTH AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into effective as of the ~~21st~~    day of ~~March, 2014~~       , 2020, by and among Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company (the “Company”), each of the Persons identified as Members on attached Exhibit “A~~,”~~” and any other Persons that may from time-to-time be subsequently admitted as Members of the Company in accordance with the terms of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 1.10.
In consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I. THE COMPANY
1.1 Formation. The Company was formed as an Iowa limited liability company by filing Articles of Organization with the Iowa Secretary of State on March 28, 2005. This Agreement amends and replaces in its entirety the ~~Third~~Fourth Amended and Restated Operating Agreement of Company dated ~~July 17, 2009~~March 21, 2014.
1.2 Name. The name of the Company is “Southwest Iowa Renewable Energy, LLC,” and all business of the Company shall be conducted in such name.
1.3 Purposes; Powers. The nature of the business and purposes of the Company are to: (i) own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and by-product production facilities; (ii) process feedstock into ethanol and related by-products, and market such ethanol and by-products; and (iii) engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to, and in furtherance of, the purposes of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Article V of this Agreement.
1.4 Principal Place of Business. The Company shall continuously maintain a principal place of business in the State of Iowa, at such location as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal place of business.
1.5 Term. The term of the Company commenced on the date the Articles were filed with the Iowa Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Article X of this Agreement.
1.6 Registered Agent. The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Iowa and in any other state in which it is required by law to do so. The name and address of the Company’s initial Registered Agent in Iowa shall be William E. Hanigan, 666 Grand Avenue, Suite 2000, Des Moines, Iowa 50309.
1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and not in the name of any Member, and no Member shall have any ownership interest in such Property, except as a Member of the Company. Each Member’s interest in the Company shall be personal property for all purposes.
1.8 Payment of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.
1.9 Independent Activities; Transactions With Affiliates.
(a) The Directors shall be required to devote such time to the business and affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that they deem appropriate in their discretion.
(b) Neither this Agreement nor any activity undertaken pursuant hereto shall: (i) prevent any Member or Director or their Affiliates from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any other Member; or (ii) require any Member or Director to permit the Company or any other Director or Member or their Affiliates to participate in any such activities. Except as expressly provided in this Section 1.9(b), as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes and renounces any such right or claim of participation.
(c) No contract or transaction between the Company and one or more of its Members, or between the Company and any other Person in which one or more of the Members is a director, manager or officer, or in which such Member has a financial interest, shall be void or voidable (i) solely because of such relationship, (ii) solely because a Director appointed or elected by such Member is present at, or participates in, the meeting of the Directors at which such contract or transaction is authorized, or (iii) solely because a Director appointed or elected by such Member votes are counted for such authorization; provided, however, the material facts as to the relationship are disclosed to the Directors and a majority of the disinterested Directors authorize such contract or transaction, regardless of whether the disinterested Directors constitute a quorum.
1.10 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:
(a) “Act” means the Iowa Limited Liability Company Act, as amended from time to time, or any corresponding provisions of any succeeding law.
(b) “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) crediting to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
(c) “Affected Tax Return” has the meaning set forth in Section 7.4(c) of this Agreement.
~~(c)~~(d) “Affiliate” means, with respect to any Person or entity: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or entity; (ii) any officer, director, general partner, member or trustee of any such Person or entity; or (iii) any Person or entity who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect a majority of the directors, managers, or persons exercising similar authority with respect to such Person or entities.
~~(d)~~(e) “Agreement” means the Company’s ~~Fourth~~Fifth Amended and Restated Operating Agreement, as amended from time to time.
~~(e)~~(f) “Articles” means the Company’s Articles of Organization on file with the Iowa Secretary of State’s Office, as amended from time to time.
~~(f)~~(g) “Assignee” means a transferee of Units who is not admitted as a Substitute Member pursuant to Section 9.10 of this Agreement.
(h) “Budget Act” has the meaning set forth in Section 7.4(b) of this Agreement.
~~(g)~~(i) “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3 of this Agreement.
~~(h)~~(j) “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars), and the initial Gross Asset Value of any assets or property other than money, contributed by the Member or such Member’s predecessors in interest to the Company, (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units held or purchased by such Member, including additional Capital Contributions.
~~(i)~~(k) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

~~(j)~~(l) “Company” means Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company.
~~(k)~~(m) “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.
~~(l)~~(n) “Debt” means: (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by notes, bonds or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations, contingent or otherwise, under direct or indirect guarantees of indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above. Notwithstanding the foregoing, however, Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.
~~(m)~~(o) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.
~~(n)~~(p) “Director” means any Person who: (i) is elected as a Director pursuant to Article V of this Agreement or who has otherwise become a Director pursuant to the terms of this Agreement; and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” mean all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.
~~(o)~~(q) “Dissolution Event” shall have the meaning set forth in Section 10.1 of this Agreement.
~~(p)~~(r) “Effective Date” means ~~March 21, 2014~~[•], 2020.
~~(q)~~(s) “Facilities” means the ethanol and by-product production facilities to be constructed and operated by the Company in or around Council Bluffs, Iowa.
~~(r)~~(t) “Fiscal Year” means: (i) any twelve-month period commencing on October 1 and ending on September 30; and (ii) the period commencing on the immediately preceding October 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Article X of this Agreement, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.
~~(s)~~(u) “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
~~(t)~~(v) “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 of this Agreement shall be as set forth in such Section; (ii) The Gross Asset Values of all Company assets may, in the discretion of the Directors, be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) upon the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) upon the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; and (C) upon the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased or decreased, as applicable, to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(g) of this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv) of this paragraph, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.
~~(u)~~(w) “Issuance Items” has the meaning set forth in Section 3.3(h) of this Agreement.
~~(v)~~(x) “Liquidation Period” has the meaning set forth in Section 10.6 of this Agreement.
~~(w)~~(y) “Liquidator” has the meaning set forth in Section 10.8 of this Agreement.
~~(x)~~(z) “Member” means any Person: (i) whose name is set forth as such on Exhibit “A” attached hereto ~~or~~ as it may be amended from time to time, or who has become a Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more Units and has not ceased to be a Member pursuant to the terms of this Agreement. “Members” means all such Persons.
~~(y)~~(aa) “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company as required by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”
~~(z)~~(bb) “Membership Interest” means collectively, the Membership Economic Interest and the Membership Voting Interest.
~~(aa)~~(cc) “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or as required by the Act.
~~(bb)~~(dd) “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for Company expenses, debt payments, capital improvements, replacements and contingencies, all as reasonably determined by the Directors, plus any reduction in the amount of reserves, all as may be reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by Depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.
~~(cc)~~(ee) “New Securities” means Series A Units of the Company, and rights, options or warrants to purchase Series A Units of the Company, and securities of any type whatsoever that are, or may become, convertible or exchangeable into Series A Units
~~(dd)~~(ff) “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.
~~(ee)~~(gg) “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
~~(ff)~~(hh) “Officer” has the meaning set forth in Section 5.24 of this Agreement.
(ii) “Partnership Adjustment Procedures” has the meaning set forth in Section 7.4(b) of this Agreement.
(jj) “Partnership Representative” has the meaning set forth in Section 7.4(c)(i) of this Agreement.
~~(gg)~~(kk) “Permitted Transfer” has the meaning set forth in Section 9.1 of this Agreement.
~~(hh)~~(ll) “Person” means any individual, general or limited partnership, joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.
~~(ii)~~(mm) “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code

Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 3.3, 3.4 and 3.5 of this Agreement shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3, 3.4 and 3.5 of this Agreement shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.
~~(jj)~~(nn) “Property” means all real and personal property owned or acquired by the Company (including cash), and any improvements thereto, and shall include both tangible and intangible property.
~~(kk)~~(oo) “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.
~~(ll)~~(pp) “Regulatory Allocations” has the meaning set forth in Section 3.4 of this Agreement.
~~(mm)~~(qq) “Securities Act” means the Securities Act of 1933, as amended.
~~(nn) “Series A Directors” has the meaning set forth in Section 5.3(d) of this Agreement.~~
~~(oo) “Series B Directors” has the meaning set forth in Section 5.3(b) of this Agreement.~~
~~(pp) “Series C Director” has the meaning set forth in Section 5.3(a) of this Agreement.~~
~~(qq) “Series U Directors” has the meaning set forth in Section 5.3(c).~~
(rr) “Series A Units” means Units of the Company issued as described in Section 6.1(a).
~~(ss) “Series B Units” means Units of the Company issued as described in Section 6.1(b).~~
~~(tt “Series C Units” means Units of the Company issued as described in Section 6.1(c).~~
~~(uu) “Series U Units” means Units of the Company issued as described in Section 6.1(d).~~
~~(vv)~~(ss) “Tax Matters Member” has the meaning set forth in Section 7.4(b) of this Agreement.
~~(vw)~~(tt) “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, to voluntarily or involuntarily transfer, give, sell, exchange, assign, pledge, bequest, hypothecate or otherwise dispose of.
~~(xx)~~(uu) “Transfer Restrictions” means the restrictions on Transfer of Units in Article IX and the Unit Transfer Policy attached as Exhibit “C.”
~~(yy)~~(vv) “Unit” means an ownership interest in the Company issued in consideration of a Capital Contribution made as provided in Article II of this Agreement, issued in the form of Series A Units~~, Series B Units~~ or such other classes as issued pursuant to this Agreement.
~~(zz)~~(ww) “Unit Holder” means any Person who is the owner of one or more Units. “Unit Holders” means all such Persons.

~~(aaa)~~(xx) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.
~~(bbb)~~(yy) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.
~~(ccc)~~(zz) “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.
~~(eee)~~(aaa) “Unit Holder Register” means the register maintained by the Company at its principal office or by the Company’s duly appointed agent, setting forth the name, address and Capital Contributions of each Unit Holder (or such Unit Holder’s predecessors in interest), and the number of Units, certificate number(s) and date of issuance of Units issued to each Unit Holder, which register shall be modified from time to time as additional Units are issued and as Units are Transferred pursuant to this Agreement.
~~(eee)~~(bbb) “Unit Transfer Policy” is the policy for Transferring Units attached as Exhibit “C.”
ARTICLE II. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
2.1 Initial Capital Contributions. The name, address, Capital Contribution and Units quantifying the Membership Interest of each of the Members are set forth on Exhibit “A” attached hereto, and shall also be set forth on the Unit Holder Register.
2.2 Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.6, additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Persons acquiring such Units.
2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:
(a) To each Unit Holder’s Capital Account there shall be credited: (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 3.3, 3.4 and 3.5 of this Agreement; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;
(b) To each Unit Holder’s Capital Account there shall be debited: (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 3.3, 3.4 and 3.5 of this Agreement; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;
(c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and
(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above, Code Section 752(c) and any other applicable provisions of the Code and Regulations shall be taken into account.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith. In the event the Directors determine that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article X of this Agreement upon the dissolution of the Company. The Directors also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

ARTICLE III. ALLOCATIONS
3.1 Profits. After giving effect to the special allocations in Sections 3.3, 3.4 and 3.5 of this Agreement, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.2 Losses. After giving effect to the special allocations in Sections 3.3, 3.4 and 3.5 of this Agreement, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.3 Special Allocations. The following special allocations shall be made in the following order:
(a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.
(b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.
(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in the Agreement.
(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of: (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, then in such circumstance each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Sections 3.3(c) and 3.3(d) were not in this Agreement.
(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

(f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.
3.4 Regulatory Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Unit Holders that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Unit Holder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).
3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 of this Agreement shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 of this Agreement, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.
3.6 Other Allocation Rules.
(a) For purposes of determining Profits, Losses and any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.
(b) The Unit Holders are aware of the income tax consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes.
(c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company Profits shall be deemed to be as provided in the Capital Accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

(d) Profits and Losses to the Unit Holders shall be allocated among the Unit Holders in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.
3.7 Tax Allocations; Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.10(t) of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.
3.8 Tax Credit Allocations. All income tax credits with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective Membership Interests for the Fiscal Year during which the expenditure, production, sale or other event giving rise to such credits occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of Regulations Section 1.704-1(b)(4)(ii) and shall be interpreted consistently therewith.
ARTICLE IV. DISTRIBUTIONS
4.1 Net Cash Flow. Subject to the terms and conditions of any applicable loan covenants and restrictions, the Directors, in their sole discretion, shall make distributions of Net Cash Flow, if any, to the Unit Holders in proportion to Units held. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.
4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state, local or foreign government, any amounts required to be so withheld, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.
4.3 Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Article IV and in Article X of this Agreement. Notwithstanding any other provision, no distribution shall be made if not permitted to be made under the Act.
ARTICLE V. MANAGEMENT
5.1 Directors. Except as otherwise provided in this Agreement or required by law, the Directors shall direct the business and affairs and exercise all of the powers of the Company, and shall adopt such policies, rules, regulations and actions as they deem advisable. Subject to Section 5.6 of this Agreement and any other express provisions of this Agreement to the contrary, the business and affairs of the Company shall be managed by and under the direction of the Directors and not by the Members.
5.2 Number of Directors; Term of Office.
(a) The number of Directors shall not be ~~fixed at~~ less than five (5) nor more than seven (7~~)~~), with the exact number within such range to be determined and established from time to time by a majority vote of the Directors.
(b) The Directors shall be divided into four classes based on their term of office, with the number of Directors in each such class to be determined by the Directors, but with each class to be as nearly equal in number as possible. Each Director shall serve a term of four (4) years. If at any time the number of Directors is changed, the terms shall be adjusted, as necessary. The term of each of the individuals serving in one class of the Directors shall expire each year at the annual meeting of the Members for that year, and each individual elected by the holders of Series A Units to succeed that class of the Directors shall be elected to serve until the fourth annual meeting of the Members which follows the annual meeting at which such individual was elected and until his or her successor shall have been elected, or until his or her death or resignation or removal in accordance with the terms of this Agreement.
(c) In the event of an increase in the number of Directors, the Directors shall designate the class of the Directors to which such additional position shall be assigned, but with each class to be as nearly equal in number as possible following such increase in the number of the Directors. An individual elected by the Directors to fill an increase in the number of Directors shall continue to serve as a Director only until the next annual meeting of the Members at which time the holders of Series A Units shall elect an individual to such Director position, who shall serve for the remainder of the unexpired term of such Director position and until his or her successor shall have been elected or until his or her death or resignation or removal in accordance with the terms of this Agreement.
(d) Any vacancy occurring in any Director position, for whatever reason, shall be filled in the manner provided in Section 5.14.
(e) In the event of a decrease in the number of Directors, the Directors shall designate the class of Directors from which such decrease shall occur, but with each class to be as nearly equal in number as possible following such decrease in the number of Directors. No decrease in the number of Directors shall have the effect of terminating or shortening the term of any then incumbent Director.
5.3 Election of Directors.
~~(a) Members holding Series C Units shall have the right, voting as a class, to elect one (1) Director. The Director elected by Members holding Series C Units (“Series C Director”) shall hold office indefinitely until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such Series C Director.~~
~~(b) Members holding Series B Units shall have the right, voting as a class, to elect that number of Directors which bears the same proportion to the total number of Directors of the Company as the total number of Series B Units owned by such Members bears to the total number of Units of the Company then outstanding, rounded to the nearest whole number of Directors; provided that Members holding Series B Units shall have the right to elect no fewer than one (1) Director. By way of example and not for purposes of limitation: (i) if Members holding Series B Units hold a number of Series B Units equal to 21% of the total number of Units outstanding, then such class of Members shall have the right to elect or appoint one (1) Director; and (ii) if Members holding Series B Units hold a number of Series B Units equal to 35% of the total number of Units outstanding, then such class of Members shall have the right to elect or appoint two (2) Directors. Directors elected by Members holding Series B Units (“Series B Directors”) shall hold office indefinitely until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Series B Director. Unless otherwise approved by the remaining Directors, at least one of the Directors elected by the Series B Members shall be an officer of one of the Series B Members.~~
~~(c) Members holding Series U Units shall have the following rights with respect to the election of Directors:~~
~~(i)~~
~~if Bunge North America, Inc. or any of its Affiliates (collectively, “Bunge”) is the holder of any Series U Units, Bunge shall have the right to elect one (1) Director plus such additional number of Directors determined in the following manner: (w) during such time as the total number of Series B Units, Series U Units and any other Units owned by Bunge equals or exceeds 30%, but is less than 57%, of the total number of Units of the Company then outstanding, Bunge may elect one (1) additional Director, (x) during such time as the total number of Series B Units, Series U Units and any other Units owned by Bunge equals or exceeds 57%, but is less than 71%, of the total number of Units of the Company then outstanding, Bunge may elect two (2) additional Directors, (y) during such time as the total number of Series B Units, Series U Units and any other Units owned by Bunge equals or exceeds 71%, but is less than 86%, of the total number of Units of the Company then outstanding, Bunge may elect three (3) additional Directors, and~~

~~(z) during such time as the total number of Series B Units, Series U Units and any other Units owned by Bunge equals or exceeds 86% of the total number of Units of the Company then outstanding, Bunge may elect four (4) additional Directors; and~~
~~(ii)~~
~~Any Member holding Series U Units (other than Bunge) shall have the right to elect that number of Directors determined in the following manner: (w) during such time as the total number of Series U Units owned by such Member equals or exceeds 20%, but is less than 40%, of the total number of Units of the Company then outstanding, such Member may elect one (1) Director, (x) during such time as the total number of Series U Units owned by such Member equals or exceeds 40%, but is less than 60%, of the total number of Units of the Company then outstanding, such Member may elect two (2) Directors, (y) during such time as the total number of Series U Units owned by such Member equals or exceeds 60%, but is less than 80%, of the total number of Units of the Company then outstanding, such Member may elect three (3) Directors, and (z) during such time as the total number of Series U Units owned by such Member equals or exceeds 80% of the total number of Units of the Company then outstanding, such Member may elect four (4) Directors.~~

~~Directors elected by Members holding Series U Units (“Series U Directors”) shall hold office indefinitely until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Series U Director. The rights granted in this Section 5.3(c) to Members holding Series U Units shall be in addition to, and shall not be in replacement of, any other rights such Members may have to elect or appoint Directors as a result of such Member holding any other Unit of the Company granting rights for such election or appointment.~~
~~(d) Members holding Series A Units shall have the right, voting as a class, to elect the remaining number of Directors (“Series A Directors”) which are not elected by the Members holding Series U Units, Series C Units, Members holding Series B Units or other Series of Units that may be granted the right to elect a Director(s). The initial Series A Directors have been elected to serve certain terms and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Series A Director. At the expiration of the term of the two (2) Series A Directors whose terms expire in 2007, one (1) replacement of such Directors shall serve a term of three (3) years and his/her replacement shall serve a term of four (4) years, and the other replacement of such Directors shall serve a term of four (4) years. At the expiration of the term of the initial Series A Director whose term expires in 2008, the term for the replacement of such Director shall last four (4) years. At the expiration of the term of the initial Series A Director whose term expires in 2009, the term for the replacement of such Director shall last four (4) years. Beginning in 2008, all newly elected Series A Directors shall serve terms of four (4) years. If at any time the number of Series A Directors is changed, the terms shall be adjusted, as necessary, so that approximately one fourth (1/4) of the Series A Directors are elected at each annual meeting of the Members holding Series A Units.~~
(a) Members holding Series A Units shall have the right to elect the Directors.
~~(e)~~(b) Nominees for a Director position up for election ~~by any Series of Units~~ shall be named by the then-current Directors ~~elected by the particular Series of Units~~ or by a nominating committee established by the Directors. ~~elected by the particular Series of Units. Nominations may also be made by any Member entitled to vote in the election of Directors of the particular Series of Units to be elected.~~ Any Member that intends to nominate a Person for election as a ~~Series A~~ Director may do so only if written notice of such Member’s intent to make such nomination is given one hundred twenty (120) calendar days prior to the one year anniversary of the date on which the Company delivered the prior year’s proxy statement or notice of annual meeting to ~~Series A~~ Members. ~~Provided, however, that for the first election of Series A Directors, such notice shall be delivered not less than thirty (30) days prior to the date of the special or annual meeting of the Members at which the election will be held.~~ Each such notice shall set forth: (i) the name and address of the Member who intends to make the nomination; (ii) a representation that the Member is a holder of record of Series A Units entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the Person specified in the notice; (iii) the name, age, address and principal occupation/employment of each nominee; (iv) a description of all arrangements or understandings between the Member and each nominee and any other Person(s) pursuant to which such nominations are to be made; (v) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a ~~Series A~~ Director if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Series A Units and clearly setting forth the proposed nominee as a candidate for the ~~Series A~~ Director’s seat to be filled. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a ~~Series A~~ Director. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if so determined, the defective nomination shall be disregarded. ~~The amendment or repeal of this Section 5.3 or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Members holding Series A Units.~~
5.4 Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement and the Act, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform, and the further right and power by resolution to delegate to the Officers or such other Persons as the Directors deem appropriate, the right and power to do or perform, the following:
(a) Conduct the business and carry on the operations of the Company, and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country, which may be necessary or convenient to effect any or all of the purposes for which the Company is organized;
(b) Acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
(c) Operate, maintain, finance, improve, construct, own, operate, sell, convey, assign, mortgage and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
(d) Execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and operation of the business and affairs of the Company, including executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and where permitted, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;
(e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge or other lien on any Company assets;
(f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any or all of the Company assets;
(g) Prepay in whole or in part, refinance, increase, modify or extend any liabilities affecting the assets of the Company and in connection therewith, execute any extensions or renewals of encumbrances on any or all of such assets;
(h) Care for and distribute funds to the Members by way of cash income, return of capital or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company and this Agreement;
(i) Contract on behalf of the Company for the employment and services of employees and independent contractors, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;
(j) Engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;
(k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement or the Articles, as may be necessary or appropriate to accomplish the purposes of the Company;

(l) Institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and engage counsel or others in connection therewith;
(m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;
(n) Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Interests and Units in consideration for such Capital Contribution as provided in Section 6.1(d); and
(o) Indemnify Members, Directors or Officers, or former Members, Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.
5.5 Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action.
5.6 Restrictions on Authority of Directors.
(a) Notwithstanding any provision in this Agreement to the contrary, the Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:
(i)	Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 of this Agreement;
(ii)	Knowingly engage in any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement; or
(iii)	Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose.
(b) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of sixty-six and two-thirds percent (66 2/3%) of the Membership Voting Interests:
(i)	Merge, consolidate, exchange, sell or otherwise dispose of all or substantially all of the Property;
(ii)	Make an election for the Company to be classified for income tax purposes as an association taxable as a corporation;
(iii)	Cause the Company to acquire any equity or debt securities of any Director or Member or any of their Affiliates, or otherwise make loans to any Director or Member or any of their Affiliates; or
(iv)	Take any action to cause a Dissolution Event as defined in Section 10.1 (other than seeking approval of Members as provided in this Section).
The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Director that are specified in the Act as requiring the consent or approval of the Members. Unless otherwise required by this Agreement or the Act, any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.
~~(c) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the approval of all Members holding Series B Units:~~

~~(i)~~
~~Create or issue additional Series B Units or any additional Series of Units with rights senior to the Series B Units (provided that allocating election of Directors from among Director seats currently allocated to Series A Units in substantially the same manner as Directors are allocated to Series B Units shall not be considered senior rights);~~

~~(ii)~~	~~Approve or propose any amendment to this Agreement that would adversely impact the rights of the Series B Units;~~
~~(iii)~~	~~Change the status of the Company from one in which management is vested in one or more Directors to one in which management is vested in the Members, or vice versa;~~
~~(iv)~~	~~Repurchase or redeem any Series B Units;~~
~~(v)~~	~~Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company; or~~
~~(vi)~~
~~Approve the transfer or issuance of Units if (a) following such Transfer or issuance, the transferee or recipient of such Units (together with such transferee’s or recipient’s Affiliates) shall hold more than 17 % of the total issued and outstanding Units of the Company (provided that the foregoing shall not apply to any purchaser approved by the Directors which purchases directly from the Company or the Company’s underwriter in a public offering), or (b) the transferee or recipient or any of its Affiliates is a direct competitor in the grain merchandising business of a Member holding Series B Units.~~

~~(d) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the approval of all Members holding Series C Units:~~
~~(i)~~
~~Create or issue additional Series C Units or any additional Series of Units with rights senior to the Series C Units (provided that allocating election of Directors from among Director seats currently allocated to Series A Units in substantially the same manner as Directors are allocated to Series B Units shall not be considered senior rights);~~

~~(ii)~~	~~Approve or propose any amendment to this Agreement that would adversely impact the rights of the Series C Units; or~~
~~(iii)~~	~~Repurchase or redeem any Series C Units.~~
~~(e) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the approval of all Members holding Series U Units:~~
~~(i)~~
~~Create or issue additional Series U Units or any additional Series of Units with rights senior to the Series U Units (provided that allocating election of Directors from among Director seats currently allocated to Series A Units in substantially the same manner as Directors are allocated to Series U Units shall not be considered senior rights);~~

~~(ii)~~	~~Approve or propose any amendment to this Agreement that would adversely impact the rights of the Series U Units, including, without limitation an increase in the number of Directors of the Company;~~
~~(iii)~~	~~Change the status of the Company from one in which management is vested in one or more Directors to one in which management is vested in the Members, or vice versa;~~
~~(iv)~~	~~Repurchase or redeem any Series U Units;~~
~~(v)~~	~~Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company;~~
~~(vi)~~
~~Approve the transfer or issuance of Units if (a) following such Transfer or issuance, the transferee or recipient of such Units (together with such transferee’s or recipient’s Affiliates) shall hold more than 15% of the total issued and outstanding Units of the Company (provided that the~~

~~foregoing shall not apply to any purchaser approved by the Directors which purchases directly or indirectly from the Company or the Company’s underwriter in a public offering), or (b) the transferee or recipient or any of its Affiliates is a direct competitor in the grain merchandising business of a Member holding Series U Units.~~
5.7 Meetings. A regular meeting of the Directors shall be held, without other notice than this Section, immediately after, and at the same place as, the annual meeting of the Members. Additionally, the Directors may, by resolution, prescribe the time and place for holding regular meetings and may provide that such resolution constitutes notice thereof. If the Directors do not prescribe the time and place for the holding of regular meetings, such regular meetings shall be held at the time and place specified in the notice of each such regular meeting. Unless otherwise prescribed by statute, special meetings may be called by, or at the request of, the Chairman or any two (2) or more Directors. The Directors may designate any location as the place of any regular or special meeting. If no designation is made, the place of meeting shall be the principal office of the Company.
5.8 Notice. Notice shall be given to each Director with respect to any special meeting of the Directors, stating the date, time and place of the meeting. Such notice shall be given at least two (2) days prior thereto and shall be in writing, unless oral notice is reasonable under the circumstances. If mailed, such notice shall be deemed to be delivered on the earlier of five (5) days after deposit in the U.S. mail addressed to the Director’s address as shown on the Company’s records with postage prepaid, or upon receipt. Any Director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to notice, and filed with the minutes relating to the action taken. A Director’s attendance at a meeting shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors need be specified in the notice or waiver of notice of such meeting.
5.9 Conduct of Meeting. All Directors, to the extent possible, shall personally attend all Directors meetings. However, any Director may participate in any regular or special meeting by any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person.
5.10 Quorum. A majority of the duly elected and qualified Directors shall constitute a quorum for the transaction of business. If less than a quorum is represented at a meeting, the Directors represented may adjourn the meeting and reschedule it for a later date without further notice. At such adjourned and rescheduled meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of Directors to leave less than a quorum.
5.11 Manner of Acting; Informal Action. Except as otherwise provided in this Agreement, the act of a majority of the Directors at a meeting at which a quorum is present shall be the act of the Directors. Unless otherwise provided by law, any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all Directors entitled to vote with respect the subject matter thereof.
5.12 Presumption of Assent. A Director present at a meeting shall be presumed to have assented to action taken, unless the dissent of such Director is entered in the minutes of the meeting or unless such Director files a written dissent to such action with the other Directors before the adjournment thereof or forwards such dissent by mail to the other Directors immediately after the adjournment thereof. Such right to dissent shall not apply to a Director who voted in favor of an action.
5.13 Removal of Directors. Members ~~holding a Series of Units~~ may remove a Director, ~~representing that Series of Units~~, with or without cause, at a meeting called for that purpose, if notice has been given that a purpose of the meeting is such removal. ~~In the case of a Director elected by a Member pursuant to Section 5.3, such Member may remove that Director at any time, with or without cause, by written consent of such Member.~~
5.14 Vacancies. Any vacancy occurring in the Directors may be filled by the affirmative vote of a majority of the remaining Directors ~~of the Series of Units that such vacant position serves to represent.~~even if the remaining Directors constitute less than a quorum of the Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director’s predecessor in office.~~Notwithstanding the foregoing, in the case of a vacancy with respect to a Director elected by a Member pursuant to Section 5.3, such Member shall appoint a replacement Director for the unexpired term of such Director’s predecessor in office.~~
5.15 Compensation. The Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, officers or otherwise, and to provide for reimbursement to Directors of their reasonable expenses of attending Directors’ meetings.
5.16 Committees; Authority. The Directors may create such committees, and appoint such Directors to serve on them, as the Directors deem appropriate. Each committee must have two (2) or more Directors, who serve at the pleasure of the Directors. The creation of a committee, and the appointment of Directors to serve on it, must be approved by a majority of the Directors. The procedural requirements for Director meetings under this Article V shall also apply to committee meetings. Committees of the Directors may exercise only those aspects of the Directors’ authority which are expressly conferred by the Directors by express resolution. Notwithstanding the foregoing, however, a committee may not, under any circumstances: (i) apportion or authorize distributions; (ii) approve or propose any action for which the Act requires Member approval; (iii) elect Officers; (iv) fill vacancies of Directors or on any of its committees; (v) adopt, amend, or repeal the Articles or this Agreement; (vi) approve a plan of merger; (vii) authorize or approve the reacquisition of Units, except according to a formula or method prescribed by the Directors; or (ix) authorize or approve the issuance or sale or contract for sale of Units or determine the designation and relative rights, preferences, and limitations of a class or ~~Series of Units. After the election of a Series U Director in accordance with Section 5.3, all such committees shall include at least one (1) Series U Director, unless otherwise approved by Members holding Series U Units or if such appointment is otherwise prohibited by applicable law related to the independence of Directors.~~series of Units.
5.17 Voting; Potential Financial Interest. No Director shall be disqualified from voting on any matter solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such potential financial interest was reasonably disclosed at the time of such vote.
5.18 Duties and Obligations of Directors. The Directors shall take all actions which may be necessary or appropriate: (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged; and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.
5.19 Chairman and Vice Chairman. Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall be appointed by the Directors and preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office. Each Chairman or Vice Chairman shall be chosen from individuals serving as Directors.
5.20 President and Chief Executive Officer. Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President and CEO of the Company (herein referred to as the “President”; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Directors shall appoint someone other than the Chairman as the President of the Company not later than the commencement of substantial operations of the Facilities, and such President shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day-to-day operations of the Facilities.
5.21 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefore; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.
5.22 Secretary; Assistant Secretary. The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other person(s) authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.
5.23 Vice President. The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the President in the absence of the President.
5.24 Delegation. Unless prohibited by a resolution of the Directors, the President, Chief Financial Officer, Vice President and Secretary (individually, an “Officer” and collectively, “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.
5.25 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolution(s) of the Directors, the President; or (iii) by such other person or persons as may be designated from time to time by the Directors.
5.26 Limitation of Liability; Indemnification. To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer shall be personally liable for any debt, obligation or liability of the Company merely by reason of being a Member, Director or Officer. Furthermore, to the maximum extent permitted under the Act, the liability of Directors and Officers shall be eliminated, and no Director or Officer shall be personally liable to the Company or its Members for monetary damages for, any action taken, or any failure to take action, as a Director or Officer, except for liability for any of the following:
(a) The amount of a financial benefit received by the Director or Officer to which the Director or Officer is not entitled;
(b) An intentional infliction of harm on the Company or its Members;
(c) A violation of Section 807 of the Act;
(d) An intentional violation of criminal law.
To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save and hold harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited by the Act. The Company may purchase and maintain insurance on behalf of any Director or Officer in his or her official capacity against any liability described in this Section, whether or not the Company would otherwise be required to indemnify such Director or Officer against such liability.

ARTICLE VI. MEMBERSHIP UNITS; MEMBERS
6.1 Membership Units. The authorized capital of the Company shall consist solely of the following classes of Units, having the rights, powers and preferences herein described:
(a) The Company may issue Series A Units in such amounts, at such times, to such Persons and on such other terms and conditions as the Directors may determine. Ownership of one or more Series A Units shall entitle a Member to the Membership Voting Interest, Membership Economic Interest and other rights and obligation expressly set forth in this Agreement.
~~(b) The Company may issue Series B Units in such amounts, at such times, to such Persons and on such other terms and conditions as contained in this Agreement. Ownership of one or more Series B Units shall entitle a Member to the Membership Voting Interest, Membership Economic Interest and other rights and obligation expressly set forth in this Agreement.~~
~~(c) Subject to Section 5.6(d), the Company may issue Series C Units in such amounts, at such times, to such Persons and on such other terms and conditions as the Directors may determine. Ownership of one or more Series C Units shall entitle a Member to the Membership Voting Interest, Membership Economic Interest and other rights and obligation expressly set forth in this Agreement.~~
~~(d) The Company may issue Series U Units in such amounts, at such times, to such Persons and on such other terms and conditions as contained in this Agreement. Ownership of one or more Series U Units shall entitle a Member to the Membership Voting Interest, Membership Economic Interest and other rights and obligations expressly set forth in this Agreement.~~
~~(e) Other than as expressly set forth in this Agreement, Series A Units, Series B Units, Series C Units and Series U Units shall have identical rights. Except as provided in the following sentence, the special rights pertaining to Series B Units as set forth in Sections 5.6(c) and 9.11 shall remain in effect so long as the original Holder of the Series B Units and its Affiliates continue to own all Series B Units originally purchased by them. From and after May 1, 2011, the original Holder of the Series B Units and its Affiliates may sell up to 15% per annum (on a cumulative basis) of the Series B Units originally purchased without terminating the special rights pertaining to Series B Units as set forth in Sections 5.6(c) and 9.11; provided, however, that once the original Holder of Series B Units and its Affiliates hold 25% or less of the Series B Units originally purchased, such Units shall be automatically converted to Series A Units. It is further provided that Series B Units transferred from the original Holder and its Affiliates shall be automatically converted into and re issued as Series A Shares upon transfer. The provisions of the preceding three sentences of this Section 6.1(c) shall not apply to transfers of Series B Units among the original Holder of the Series B Units and its Affiliates.~~
~~(f) Series C Units transferred from the original Holders and their Affiliates shall be automatically converted into and re issued as Series A Units upon transfer; further, that if the total of Series C Units that are held by the original Holders of the Series C Units and their Affiliates is less than eight hundred thirty three (833), all Series C Units shall be automatically converted to Series A Units. This provision shall not apply to transfers of Series C Units among the original Holders of the Series C Units and their Affiliates.~~
~~(g) Notwithstanding anything contained in this Agreement to the contrary, Bunge may Transfer all or any portion of its Series U Units and such Transfer shall be deemed to be a Permitted Transfer and shall not require the approval by the Directors as long as such Transfer meets the requirements of Section 2.1 and Section 3.1 of the Unit Transfer Policy (as such Policy is in effect as of the Effective Date).~~
~~(h)~~(b) Additional and different classes of Membership Interests represented by different Units may be created and issued to new or existing Members on such terms and conditions as the Directors may determine. Such additional and different classes may have different rights, powers and preferences (including, without limitation, voting rights and distribution preferences), which may be superior to those of existing Members. In the event of creation of additional Membership Interests, Exhibit A shall be updated as necessary by the Directors to reflect such Membership Interests and the Directors shall amend this Agreement, and the Members hereby consent to the amendment hereof, to reflect (a) the sale of additional Membership Interests with such terms as the Board of Managers shall deem appropriate, (b) the admission of additional Members. Except as expressly set forth in this Agreement, Members shall have no preemptive rights to acquire additional or newly created Units.

6.2 Certificates; Surrender for Transfer. Certificates representing Units shall be in such form as shall be determined by the Directors, in their discretion. If a certificate is lost, destroyed or mutilated, a new one may be issued upon such terms and indemnity to the Company as the Directors may prescribe. No new certificate shall be issued until the former certificate for a like number of Units has been surrendered and canceled.
6.3 Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “~~B~~A” attached hereto and such other documents as may be required by the Directors. Membership Interests and Units of the Members shall be set forth on Exhibit “A” to this Agreement, as amended from time to time.
6.4 Additional Members. Subject to the provisions of ~~Sections 5.6(c), 5.6(e) and~~Section 9.10, no Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission. All Members acknowledge that the admission of additional Members may result in a dilution of a Member’s Membership Interest. Prior to admission as a Member, a prospective Member shall agree in writing to be bound by this Agreement and shall execute and deliver to the Company an Addendum to this Agreement in the form of Exhibit “B” attached hereto. Upon the execution of such Addendum, such additional Member shall be deemed to be a party to this Agreement as if such additional Member had executed this Agreement on the original date hereof, and shall be bound by all of the provisions set forth herein.
6.5 Members’ Voting Rights. Each Member holding Series A Units shall be entitled to one (1) vote for each Series A Unit registered in the name of such Member (as shown in the Unit Holder Register) as to any matter for which a Member holding Series A Units is entitled to vote under this Agreement or the Act. ~~Each Member holding Series B Units shall be entitled to one (1) vote for each Series B Unit registered in the name of such Member (as shown in the Unit Holder Register) as to any matter for which a Member holding Series B Units is entitled to vote under this Agreement or the Act. Each Member holding Series C Units shall be entitled to one (1) vote for each Series C Unit registered in the name of such Member (as shown in the Unit Holder Register) as to any matter for which a Member holding Series C Units is entitled to vote under this Agreement or the Act. Each Member holding Series U Units shall be entitled to one (1) vote for each Series U Unit registered in the name of such Member (as shown in the Unit Holder Register) as to any matter for which a Member holding Series U Units is entitled to vote under this Agreement or the Act.~~ Unless a matter is expressly reserved in this Agreement for the vote or approval of a particular class of Units, each Member holding Units (regardless of class) shall be entitled to vote thereon, with each Member entitled to one (1) vote for each Unit registered in the name of such Member (as shown in the Unit Holder Register). Members do not have cumulative voting rights as to any matter. Except as otherwise expressly provided for in this Agreement, Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.
6.6 Member Meetings. Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the Person calling the meeting. Members representing an aggregate of not less than thirty percent (30%) of the Membership Voting Interests may also in writing demand that the Directors call a meeting of the Members. A regular meeting (or annual meeting) of the Members shall be held not less than once per Fiscal Year. Only such business shall be conducted at an annual meeting of Members as shall have been brought before the meeting in accordance with the procedures set forth in Section 6.11 below. The presiding Officer of the annual meeting shall have the power and the duty, if the facts warrant, to determine that business proposed to be brought before the meeting has not been made in accordance with the procedures set forth in Section 6.11 below, and if so determined, the proposed business shall be disregarded.
6.7 Place of Meeting. The Directors, or in the absence of action by the Directors, the Chairman, may designate any place as the place for any meeting of the Members, unless by written consents, a majority of all Members entitled to vote at the meeting designate a different place for the holding of such meeting. If no designation is made by the Directors, the Chairman or by unanimous action of the Members, the place of meetings shall be at the principal office of the Company.
6.8 Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any Member meeting by means of telephone conference or similar means of communication by which all participants in the meeting can hear and be heard by all other participants.

6.9 Notice. Written notice stating the place and time of any annual or special Member meeting shall be delivered or mailed not less than five (5) nor more than sixty (60) days prior to the meeting date, to each Member of record entitled to vote at such meeting as of the close of business on the day before said notice is delivered or mailed. Such notices shall be deemed to be effective upon the earlier of: (i) deposit postage-prepaid in the U.S. mail, addressed to the Member at the Member’s address as it appears on the Unit Holder Register, or such other address as may have been provided in writing to the Company by a Member; (ii) the date shown on the return receipt if sent by registered or certified mail, return receipt requested; or (iii) actual receipt.
6.10 Contents of Notice. The notice of each Member meeting shall include a description of the purpose(s) for which the meeting is called. If a purpose of any Member meeting is to consider: (i) a proposed amendment to or restatement of the Articles or Operating Agreement requiring Member approval; (ii) a plan of merger or share exchange; (iii) the sale, lease, exchange or other disposition of all, or substantially all of the Company’s Property; (iv) the dissolution of the Company; or (v) removal of a Director, then the notice must so state and must be accompanied, as applicable, by a copy or summary of the (1) amendment(s) to the Articles or Operating Agreement, (2) plan of merger or share exchange, (3) documents relating to the transaction for the disposition of all the Company’s Property, and/or (4) plan and Articles of Dissolution.
6.11 Order of Business.
(a) At an annual meeting of the Members, only such business will be conducted or considered as is properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the annual meeting (or any supplement thereto) given in accordance with Sections 6.9 and 6.10 of this Agreement, (ii) otherwise properly brought before the annual meeting by the presiding Officer or by or at the direction of a majority of the Directors, or (iii) otherwise properly requested to be brought before the annual meeting by a Member of the Company in accordance with Sections 6.11(b) and 6.11(c) below.
(b) For business to be properly requested by a Member to be brought before an annual meeting (other than business relating to the nomination or election of Directors, which is governed exclusively by Section 5.3(e) of this Agreement), (i) the Member must be a Member of the Company of record at the time of the giving of the notice for such annual meeting provided for in accordance with this Agreement, (ii) the Member must be entitled to vote at such meeting, (iii) the Member must have given timely notice thereof in writing to the Company in accordance with the provisions of this Section 6.11(b), and (iv) if the Member, or the beneficial owner on whose behalf any business is brought before the meeting, has provided the Company with a Proposal Solicitation Notice, as that term is defined in this Section 6.11(c) below, such Member or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at the least the percentage of Units entitled to vote required to approve such business that the Member proposes to bring before the annual meeting and included in such materials. To be timely, a Member’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 calendar days nor greater than 120 calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of Members; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the Member to be timely must be so delivered not later than the close of business on the later of (A) the 90th calendar day prior to such annual meeting and (B) the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a Member’s notice as described above.
(c) A Member’s notice to the Company must set forth as to each matter the Member proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the Member proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and series and number of Units that are owned beneficially and of record by the Member proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings among such Member and any other Person or Persons (including their names) in connection with the proposal of such business by such Member and any material interest of such Member in such business, (E) whether either such Member or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of Units entitled to vote required to approve the proposal (an affirmative statement of such intent, a “Proposal

Solicitation Notice”), and (F) a representation that such Member intends to appear in Person or by proxy at the annual meeting to bring such business before the annual meeting. Notwithstanding the foregoing provisions of this Section 6.11 a Member must also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section 6.11). Nothing in this Section 6.11 will be deemed to affect any rights of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
6.12 Adjourned Meetings. If any Member meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time and place is announced at the meeting before adjournment; provided that, if a new record date for the adjourned meeting is or must be fixed, then notice must be given to new Members as of the new record date.
6.13 Waiver of Notice. Whenever any notice is required to be given to any Member under the Act, the Articles or this Agreement, a waiver in writing, signed by such Member shall be deemed equivalent to the giving of such notice. Furthermore, a Member’s attendance at a meeting waives any objection that the Member might otherwise raise based on lack of notice or defective notice, unless the Member: (i) objects at the outset of the meeting; or (ii) in the case of an objection claiming that consideration of a particular matter is not within the purposes described in the meeting notice, objects at the time such matter is presented, and in either case, thereafter does not participate in the meeting.
6.14 Fixing of Record Date. For purposes of determining the Members entitled to notice of, or to vote at, any Member meeting or any adjournment thereof, or for purposes of determining the Members entitled to receive payment of any distribution, or in order to make a determination of the Members for any other purpose, the Directors may provide that the Unit Transfer books shall be closed for a stated period, not to exceed sixty (60) days. If the Unit Transfer books shall be closed for such purpose, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the Unit Transfer books, the Directors may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than sixty (60) days, and in case of a meeting of Members not less than ten (10) days, prior to the date on which the particular action requiring such determination is to be taken. If the Unit Transfer books are not closed and no record date is fixed for the determination, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring a dividend is adopted, as the case may be, shall be the record date for such determination. When a determination of Members entitled to vote at any meeting of the Members has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Directors fix a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
6.15 Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing at least twenty five percent (25%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.
6.16 Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the matter (including units represented in person, by proxy or by mail ballot when authorized by the Directors) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.
6.17 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member, but rather the Company shall continue without dissolution, and its affairs shall not be required to be wound up.
6.18 No Member Right of Redemption or Return of Capital. Except as otherwise provided in this Agreement or the Act, no Member or transferee of any Member shall have any right to demand or receive a return of his/her/its Capital Contribution or to require the redemption of his/her/its Units.
6.19 Waiver of Dissenters Rights. To the fullest extent permitted by the Act, each Member hereby disclaims, waives and agrees not to assert: (i) any dissenters’ or similar rights under the Act; (ii) any right to require partition or appraisal of the Company or of any of its assets, or to cause the sale of any Company Property; or (iii) any right to maintain any action for partition or to compel any sale with respect to such Member’s Units, or with respect to any Company Property.

6.20 Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company, in which case the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but rather shall be a debt due from the Company, repayable out of the Company’s cash, and shall have such other terms as approved by the Directors. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.
6.21 ~~Actions Without a Meeting by Members Holding Series B Units. Any action required or permitted to be taken at a meeting of the Members holding Series B Units may be taken without a meeting, without notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by Members holding the number of Series B Units required to approve such action. Such consent will have the same force and effect as a vote of such Members. The signed consent will be placed by the Secretary of the Company in the Company’s corporate records.~~
6.22 ~~Actions Without a Meeting by Members Holding Series U Units. Any action required or permitted to be taken at a meeting of the Members holding Series U Units may be taken without a meeting, without notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by Members holding the number of Series U Units required to approve such action. Such consent will have the same force and effect as a vote of such Members. The signed consent will be placed by the Secretary of the Company in the Company’s corporate records.~~
ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS
7.1 Accounting, Books and Records; Audit Rights. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal place of business: (i) a current list of the full name and last known address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) the full name and address of each Director; (iii) a copy of the Articles and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) copies of the Company’s federal, state and local income tax and information returns and reports, if any, for the six (6) most recent taxable years; (v) a copy of this Agreement and any and all amendments hereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments hereto have been executed; and (vi) copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years. The Company shall use the accrual method of accounting in the preparation of its financial reports and for tax purposes and shall keep its books and records accordingly. ~~Upon reasonable advance notice, the books and records of the Company may be audited by an authorized representative of a Member holding Series B Units or Series U Units at reasonable times during the term of this Agreement and for one (1) year following termination of this Agreement. Any such audit shall be at Member’s expense and shall be conducted at the Company’s offices during its regular working hours. Such Member’s representative shall be allowed to make and retain copies of such books and records.~~
7.2 Delivery to Members and Inspection. Any Member or such Member’s designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1 of this Agreement. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be amended from time to time. Upon the request of any Member for purposes reasonably related to such Member’s interest as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1 of this Agreement. Each Member has the right, upon reasonable request for purposes reasonably related to such Member’s interest as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1 of this Agreement; and (ii) obtain from the Directors, promptly after their becoming available, copies of the Company’s federal, state and local income tax and information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.
7.3 Reports. The Chief Financial Officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year and the first three fiscal quarters of each such Fiscal Year (and in any event not later than ten days prior to the date that an “accelerated filer” is required to file its annual report on Form 10-K or its quarterly report on Form 10-Q for the particular Fiscal Year or fiscal quarter, as the case may be, under the rules of the U.S. Securities and Exchange Commission), and at such time as distributions are made to the Unit Holders pursuant to Article X of this Agreement following the occurrence of a Dissolution Event. The financial statements shall consist of a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year or fiscal quarter, together with appropriate notes to such financial statements and supporting schedules. The Company’s financial statements for each Fiscal Year shall be audited and certified by the Company’s accountants, and in each case setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements). Public access to the financial statements through either the Company’s or the Securities and Exchange Commission’s website shall constitute delivery pursuant to this Section 7.3.
7.4 ~~Tax Matters~~Tax Returns; Partnership Representative.
(a) Tax Returns. The ~~Directors~~Company shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local and foreign tax purposes as the ~~Directors~~Company shall determine appropriate and shall have the right and authority to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. ~~The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7) 1 and 2 or any similar provision under state or local law. The Tax Matters Member shall receive no compensation for its services. All third party costs and expenses incurred by the Tax Matters Member in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company. Nothing herein shall be construed to restrict the Company from engaging an accounting firm to assist the Tax Matters Member in discharging its duties hereunder. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year, but not later than three (3) months after the end of each Fiscal Year.~~
(b) Tax Matters Partner. For all tax years prior to the tax year for which the Partnership Adjustment Procedures (as hereinafter defined) are first applicable to the Company, the Directors shall designate a Person as the “Tax Matters Member” of the Company in accordance with Section 6231(a)(7) of the Code (prior to amendment by the Budget Act (as hereinafter defined) and any regulations issued thereunder. “Partnership Adjustment Procedures” means Code sections 6221 through 6241, as amended by the Bipartisan Budget Act of 2015 (the “Budget Act”), including any other Code provisions with respect to the same subject matter and any Treasury Regulations promulgated or proposed under any such sections and any administrative guidance with respect thereto. The Tax Matters Partner has the right and obligation to perform all actions authorized and required, respectively, by statute or regulation. The Directors shall have the authority to designate, remove and replace the Tax Matters Member.
(c) Partnership Representative. If, and to the extent that, provisions of the Budget Act apply to any audit of any income Tax Return of the Company (“Affected Tax Return”), then the following provisions shall apply:
(i)
Designation of Partnership Representative. The Company (or its designee) shall be the “partnership representative” (the “Partnership Representative”) in connection with any audit of such Affected Tax Return and shall serve as Partnership Representative pursuant to the terms of this Agreement and the Partnership Adjustment Procedures that apply to audits conducted pursuant to the Budget Act including notifying the IRS of its designation as such, as may be necessary or appropriate under the Budget Act.

(ii)	Authority of the Partnership Representative. To the maximum extent permitted under the

Partnership Adjustment Procedures, the Partnership Representative shall have the exclusive right to control all income Tax issues relating to an Affected Tax Return, including, by way of illustration and not in limitation, the power and authority without the Consent of any Unit Holder to:
(A)	enter into any agreement with the IRS to extend the period for assessing any Tax that is attributable to any item that may be the subject of an audit of an Affected Tax Return;
(B)	settle any audit of an Affected Tax Return with the IRS concerning the adjustment of any Company item;
(C)	commence or settle any Tax court case or other judicial or administrative proceeding with respect to any Affected Tax Return; or
(D)	elect to have the provisions of the Budget Act apply to any Tax Return of the Company for any Tax year that commences prior to 2018.
(iii)
Liability to be Paid at the Company Level. Any tax liability determined pursuant to an audit of an Affected Tax Return shall be paid at the Company level. Notwithstanding any provision in this section to the contrary, to the extent permitted by the Partnership Adjustment Procedures, with respect to any taxable year of the Company subject to the Partnership Adjustment Procedures, a Partnership Representative shall not take any of the following actions:

(A)	Make an election to opt out of the application of the Partnership Adjustment Procedures under Code Section 6221; or
(B)	Make an election under Code Section 6226(a) to push out a tax liability; or
(C)	Request any modification to an imputed underpayment under Code Section 6225 without prior approval of the Directors.
(iv)
Notices, Consent and Failure to Obtain Consent. The Partnership Representative shall keep the Unit Holders advised of any dispute the Company may have with any federal, state or local taxing authority.

(v)
Indemnification of Tax Matters Member and Partnership Representative. The Company and the Unit Holders specifically acknowledge, without limiting the general applicability of this Section, that the Partnership Representative, or the designated individual, if any, shall not be liable, responsible or accountable in damages or otherwise to the Company or any Member with respect to any action taken by him in this capacity and shall indemnify the Tax Matters Partner, the Partnership Representative and the designated individual against any liabilities arising out of such service, as long as the Partnership Representative or the designated individual, as applicable, did not act in bad faith or gross negligence. All out of pocket expenses incurred by the Partnership Representative or the designated individual in this capacity shall be considered expenses of the Company for which the Partnership Representative, or the designated individual shall be entitled to full reimbursement.

7.5 Withholding. Each Unit Holder hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Unit Holder any amount of federal, state, local or foreign taxes that the Directors determine that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Unit Holder pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount paid on behalf of or with respect to a Unit Holder shall constitute a loan by the Company to such Unit Holder, which loan shall be repaid by such Unit Holder within fifteen (15) days after notice from the Company that such payment must be made unless (i) the Company withholds such payment from a distribution that would otherwise be made to the Unit Holder or (ii) the Directors determine, in their sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company that would, but for such payment, be distributed to the Unit Holder. Each Unit Holder hereby unconditionally and irrevocable grants to the Company a security interest in such Unit Holder’s Units to secure such Unit Holder’s obligation to pay to the Company any amounts owed to the Company pursuant to this Section 7.5. In the event that a Unit Holder fails to pay any amounts owed to the Company when due, the Directors may, in their sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Unit Holder, and in such event shall be deemed to have loaned such amount to such defaulting Unit Holder and shall succeed to all rights and remedies of the Company as against such defaulting Unit Holder (including, without limitation, the right to receive distributions). Any amounts payable by a Unit Holder hereunder shall bear interest at the prime rate as reported in The Wall Street Journal (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Unit Holder shall take such action as the Company or the Directors shall request in order to perfect or enforce the security interest created hereunder.
ARTICLE VIII. AMENDMENTS
8.1 Amendments. Amendments to this Agreement may be proposed by the Directors. Following any such proposal, the Directors shall submit to the Members a verbatim statement of any proposed amendment (provided that counsel for the Company shall have approved of the same in writing as to form), and the Directors shall include therewith a recommendation as to the proposed amendment. The Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. ~~Subject to the provision of Sections 5.6(c), 5.6(d) and 5.6(e), a~~A proposed amendment shall be adopted and be effective as an amendment to this Agreement only if approved by the affirmative vote of a majority of the Membership Voting Interests represented at a Member meeting at which a quorum of the Members is present. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member.
ARTICLE IX. TRANSFERS
9.1 General Restrictions. The Directors shall not approve, and the Company shall not recognize for any purpose, any purported Transfer of Units (other than Transfers of Units to an Affiliate of an existing Member, which shall be automatically deemed to be approved by the Directors and recognized by the Company) unless and until the Transfer Restrictions, consisting of the provisions of this Article and the Unit Transfer Policy, have been satisfied or the Directors have by resolution specifically waived any unsatisfied provision, condition or restriction. A Transfer of Units approved by the Directors (including those Transfers to an Affiliate of an existing Member as set forth above) that satisfies the provisions and conditions of the Transfer Restrictions (or if any unsatisfied condition is waived), shall be referred to in this Agreement as a “Permitted Transfer.”
9.2 Not Binding Until Entered in Company Books. A Transfer of Units (other than Transfers of Units to an Affiliate of an existing Member, which shall be automatically deemed approved by the Directors and recognized by the Company) is not binding on the Company without the approval of the Directors and direction by the Directors to enter the Transfer in the books and records of the Company.
9.3 Pledge of Units Allowed. Notwithstanding the Transfer Restrictions, a Unit Holder may pledge, grant a Lien on all or any portion of its Units as security for the payment of debt, provided that a subsequent foreclosure or transfer to the secured party in lieu of foreclosure or otherwise shall be considered a Transfer.
9.4 Prohibited Transfers. Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Directors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer): (i) the transferee’s rights shall be strictly limited to the transferor’s Membership Economic Interests associated with such Units; and (ii) the Company may offset against such Membership Economic Interests (without limiting any other legal or equitable rights of the Company) any debts, obligations or liabilities for damages that the transferor or transferee may have to the Company.
9.5 Indemnification. If a Transfer or attempted Transfer of Units is not a Permitted Transfer, the Unit Holder and the prospective transferee engaging or attempting to engage in the Transfer is liable to and shall indemnify and hold harmless the Company and the other Unit Holders from all cost, liability, and damage that the Company and any of the other Unit Holders may incur (including incremental tax liabilities, lawyers’ fees and expenses) as a result of the Transfer or attempted Transfer and efforts to prohibit the transfer or enforce the indemnity.
9.6 Transferee Subject to Transfer Restrictions. Units held by a transferee are subject to the Transfer Restrictions subsequent to a transfer permitted under this Article.
9.7 Unit Transfer Policy. The Unit Transfer Policy shall be consistent with this Agreement and impose conditions and restrictions on Transfers to: (1) preserve the tax status of the Company; (2) comply with state or federal securities laws; (3) require appropriate information from the transferor and transferee regarding the transfer; (4) require representations from the transferor and/or transferee regarding the Transfer; and (5) allow the Directors to determine whether or not the transferee is a competitor of the Company or the Company’s Affiliates. The Unit Transfer Policy also shall state the permitted method and conventions that shall be used in allocating Profits, Losses, and each item of Profits, and Losses and all other items attributable between the transferor and the transferee. The Unit Transfer Policy is attached as Exhibit “C,” and incorporated as part of this Agreement. ~~Subject to the provisions of Sections 5.6(c)(ii) and 5.6(e)(ii), the~~The Unit Transfer Policy may be amended by the Directors without Member approval.
9.8 No Dissolution or Termination. The Transfer of Units pursuant to the terms of this Article IX shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.
9.9 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a Substitute Member pursuant to Section 9.10 of this Agreement shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interests with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company except as required by the Act, shall not be entitled to inspect the books or records of the Company, and shall not have any of the other rights of a Member under the Act or this Agreement.
9.10 Admission of Substitute Members. ~~Subject to the provisions of Sections 5.6(c) and 5.6(e), as~~As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions:
(a) The transferee shall, by written instrument in form and substance reasonably satisfactory to the Directors, agree to be bound by all of the terms and provisions of this Agreement, and assume the obligations of the transferor Member hereunder with respect to the Transferred Units.
(b) The transferee shall pay for or reimburse the Company for all reasonable legal, filing and publication costs incurred in connection with the admission of the transferee as a Member.
(c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee shall deliver to the Company evidence of his/her/its authority to become a Member.
(d) The transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate in connection with such Transfer.
~~9.11 Preemptive Rights of Series B Unit Holders.~~
~~(a) Each Member holding Series B Units shall have the right to purchase such Member’s Pro Rata Share of any New Securities that the Company may from time to time issue after the Effective Date. Such Member’s “Pro Rata Share” for purposes of this right is the ratio of (i) the number of Series B Units held by the Member to (ii) the total number of Units of the Company then outstanding.~~
~~(b) If the Company proposes to undertake an issuance of New Securities, it shall give to each Holder of Series B Units written notice of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Holder of Series B Units shall have ten (10) business days from the date of actual receipt of any such Notice to agree in writing to purchase up to such Holder’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Holder’s Pro Rata Share). Such Units shall be issued as Series B Units. If any Holder of Series B Units fails to so agree in writing within such ten (10) day period to purchase such Holder’s full Pro Rata Share of an offering of New Securities, then such Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that such Holder did not so agree to purchase.~~

~~9.12 Preemptive Rights of Series U Unit Holders.~~
~~(a) Each Member holding Series U Units shall have the right to purchase such Member’s Pro Rata Share of any New Securities or any other Series of Units or equity securities that the Company may from time to time issue after the Effective Date. Such Member’s “Pro Rata Share” for purposes of this right is the ratio of (i) the number of Units (of any series) held by the Member to (ii) the total number of Units of the Company then outstanding.~~
~~(b) If the Company proposes to undertake an issuance of New Securities or any other Series of Units or equity securities, it shall give to each Holder of Series U Units written notice of its intention to issue such securities (the “Series U Notice”), describing the type of securities and the price and the general terms upon which the Company proposes to issue such securities. Each Holder of Series U Units shall have ten (10) business days from the date of actual receipt of any such Series U Notice to agree in writing to purchase up to such Holder’s Pro Rata Share of such securities for the price and upon the general terms specified in the Series U Notice by giving written notice to the Company and stating therein the quantity of securities to be purchased (not to exceed) such Holder’s Pro Rata Share). If any Holder of Series U Units fails to so agree in writing within such ten (10) business day period to purchase such Holder’s full Pro Rata Share of an offering of such securities, then such Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such securities that such Holder did not so agree to purchase.~~
ARTICLE X. DISSOLUTION AND WINDING UP
10.1 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”): (i) the affirmative vote of a the members as required by Section 5.6(b) to dissolve, wind up and liquidate the Company; or (ii) the entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.
10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members; and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up of the Company’s business and affairs. Notwithstanding any provision in this Agreement to the contrary, the Members acknowledge and agree that all covenants and obligations set forth this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and Articles of Dissolution have been filed pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 of this Agreement), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (i) first, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (ii) second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (iii) third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article X to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in such Member’s Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Article X may be: (i) distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company, in which case the assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement; or (b) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.
10.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article X, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.
10.5 Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of such Unit Holder’s Capital Contribution and shall have no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.
10.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article III of this Agreement.
10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.
10.8 The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors to oversee the liquidation of the Company. Upon the consent of a majority of the Membership Voting Interests, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article X and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator and any officers, directors, agents and employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by fraud, intentional misconduct, or a knowing violation of the laws which was material to the cause of action.
10.9 Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 of this Agreement, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.
ARTICLE XI. MISCELLANEOUS
11.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is sent, if sent by regular or certified mail, postage prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by regular or certified mail, postage prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Company: (a) If to the Company, to the address determined pursuant to Section 1.4 of this Agreement; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Unit Holder, either to the address set forth in the Unit Holder Register or to such other address that has been provided in writing to the Company.
11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Members, and their respective heirs, representatives, successors, transferees, and assigns.

11.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against the Company or any Member.
11.4 Headings. Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision of this Agreement.
11.5 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.
11.6 Incorporation By Reference. Every recital, exhibit, schedule and appendix attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference unless this Agreement expressly provides otherwise.
11.7 Variation of Terms. All terms and variations thereof used in this Agreement shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the context may require.
11.8 Governing Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.
11.9 Waiver of Jury Trial. Each of the Members irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the business and affairs of the Company.
11.10 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.
11.11 Specific Performance. Each Member acknowledges and agrees that the Company and the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms, and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the Company and the non-breaching Members may be entitled hereunder, at law or in equity, the Company and the non-breaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to specifically to enforce the terms and provisions of this Agreement.
11.12 No Third Party Rights. None of the provisions contained in this Agreement shall be deemed to be for the benefit of or enforceable by any third parties, including without limitation, any creditors of any Member or the Company.
DULY ADOPTED by the Company as of ~~March 21, 2014~~[•], 2020
SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	Karol King
Its:	Chairman

EXHIBIT “A”

Membership List*
Name and Address of Members Holding Series A Units	Series A Units

TOTAL:
~~Name and Address of Members Holding Series B Units~~	~~Series B Units~~

~~TOTAL:~~
~~Name and Address of Members Holding Series C Units~~	~~Series C Units~~

~~TOTAL:~~
~~Name and Address of Members Holding Series D Units~~	~~Series D Units~~

~~TOTAL:~~
*	Membership list on file with the Secretary of SIRE

EXHIBIT “B”

MEMBER SIGNATURE PAGE
ADDENDUM TO THE
~~FOURTH~~FIFTH AMENDED AND RESTATED OPERATING AGREEMENT
OF SOUTHWEST IOWA RENEWABLE ENERGY, LLC
The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in Southwest Iowa Renewable Energy, LLC, has received a copy of the ~~Fourth~~Fifth Amended and Restated Operating Agreement dated ~~March 21, 2014~~[•], 2020 and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such ~~Fourth~~Fifth Amended and Restated Operating Agreement in all respects, as if the undersigned had executed said ~~Fourth~~Fifth Amended and Restated Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said ~~Fourth~~Fifth Amended and Restated Operating Agreement from and after the date of execution of this Addendum.
Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer
Agreed to and Accepted on Behalf of the Company and its Members:

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:

Its:

EXHIBIT “C”

UNIT TRANSFER POLICY**
OF
SOUTHWEST IOWA RENEWABLE ENERGY, LLC
**	Current version of the Unit Transfer Policy is available on the Company’s website at www.sireethanol.com on the Investor Relations Page under the section entitled “Unit Transfer Information”

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SOUTHWEST IOWA RENEWABLE ENERGY, LLC

BOD recommends **FOR** vote for all of the following proposals:

Nominees:	**For**	**Withhold**
1a. Theodore V. Bauer	☐	☐
1b. Jill Euken	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	For	**Against**	**Abstain**
5. **ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION:** Proposal to approve, on an advisory basis, the compensation of our executive officers.	☐	☐	☐

Our Board recommends "ANNUAL" (EVERY ONE (1) YEAR) advisory votes on executive compensation.	**1 Year**	**2 Years**	**3 Years**	**Abstain**
6. **ADVISORY VOTE ON FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION:** Proposal to determine, on an advisory basis, the frequency of holding future advisory votes on the compensation of our executive officers.	☐	☐	☐	☐

NOTE: If other matters properly come before the meeting or any adjournment or postponement thereof, it is intended that units represented by proxies will be voted in the discretion of the proxy holders.

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Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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E91582-P35098

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
May 22, 2020 1:00 PM
Proxy is solicited by the Board of Directors
for Annual Meeting of Members

The undersigned hereby appoints Karol D. King and Michael K. Guttau and each of them, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the units of SOUTHWEST IOWA RENEWABLE ENERGY, LLC (the "Company") held of record by the undersigned on March 23, 2020, at the Annual Meeting of Members of the Company to be held on May 22, 2020 and any adjournment(s) thereof (the "2020 Annual Meeting").

The proxy when properly executed will be voted as directed by the undersigned member. If no direction is made, this proxy will be voted **"FOR"** each of the Series A Director nominees, **"FOR"** Proposal 2, **"FOR"** Proposal 3, **"FOR"** Proposal 4, **"FOR"** Proposal 5 and for **"ANNUAL" (EVERY ONE (1) YEAR)** advisory votes on executive compensation. The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2020 Annual Meeting and any adjournments or postponements thereof.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side